UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                     Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |   Preliminary Proxy Statement

| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|X|   Definitive Proxy Statement

| |   Definitive Additional Materials

| |   Soliciting Material Under Rule 14a-12.

                                TECH-SYM CORPORATION
                                --------------------

                (Name of Registrant as Specified in Its Charter)
                                --------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
            Payment of Filing Fee (Check the appropriate box):
| |   No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:
            Common Stock, par value $0.10 per share, of Tech-Sym Corporation

      (2)   Aggregate number of securities to which transaction applies:
            5,800,651 shares of Common Stock based on the number outstanding as of July 17, 2000.

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: The filing fee was calculated pursuant to Exchange Act Rule 0-11 (c)(1), and is the product of multiplying 1/50 of 1% by an amount equal to the sum of (x) the product of 5,800,651 shares of Common Stock, par value $0.10 per share, of Tech-Sym Corporation multiplied by $30.00 per share, and
            (y) $7,859,183 payable to holders of outstanding options to purchase shares of Common Stock in exchange for the cancellation of such options.

      (4)   Proposed maximum aggregate value of transaction: $181,878.713

      (5)   Total fee paid:   $36,375.74

|X|   Fee paid previously with preliminary materials.

| | Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

            _____________________________________________

      (2)   Form, Schedule or Registration Statement No.:

            _____________________________________________

      (3)   Filing Party:

            _____________________________________________

      (4)   Date Filed:

            _____________________________________________

                                     [Logo]

                              TECH-SYM CORPORATION
                        10500 WESTOFFICE DRIVE, SUITE 200
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790

Dear Tech-Sym Stockholder:

      You are cordially invited to attend the special meeting of stockholders of Tech-Sym Corporation to be held on September 14, 2000, at 10:00 a.m., local time, at The Cornell Club, 6 East 44th Street, New York, New York 10017. At the special meeting, you will be asked to consider and vote upon an Agreement and Plan of Merger, dated as of June 27, 2000, by and among Integrated Defense Technologies, Inc., T-S Acquisition Corp., and Tech-Sym, providing for the merger (the "Merger") of T-S Acquisition Corp. with and into Tech-Sym, with Tech-Sym being the surviving corporation.

      Pursuant to the Merger, each share of Tech-Sym's outstanding common stock will be converted into the right to receive cash in the amount of $30.00 per share. Following the Merger, Tech-Sym will be a privately-held corporation and its common stock will no longer be publicly traded.

      In 1998, the board of directors determined that in order to increase stockholder value, Tech-Sym should focus on its core business, and should divest its non-core and under-performing businesses. Following this determination, Tech-Sym sold its businesses involved in real estate development, air monitoring products, geoscientific products and digital television transmitter products. Even with a narrower focus on its remaining business and improving financial performance, Tech-Sym remained too widely diversified to gain the market attention required to effectively increase shareholder value through operating performance alone. In late 1999, after evaluating several scenarios and the risk-reward profiles associated with various alternatives, the board of directors determined to pursue a possible sale of the company. Over the past several months, our financial advisor approached many potential parties. After careful consideration of numerous alternatives, the board of directors concluded that a merger proposal by Integrated Defense Technologies, Inc., in which each Tech-Sym stockholder will receive $30.00 per share in cash, was the best alternative for our stockholders.

      The board of directors, acting on recommendations of a Special Committee, has determined that the terms and conditions of the Merger are fair to, and in the best interests of the Tech-Sym stockholders. In reaching its decision, the Special Committee and the board of directors considered, among other things, the written opinion of Quarterdeck Investment Partners, Inc., our financial advisor, that, as of June 27, 2000, the cash consideration to be received by Tech-Sym's stockholders in the proposed Merger was fair to Tech-Sym's stockholders, from a financial point of view. Therefore, the board of directors recommends that you vote in favor of the Merger and the transaction contemplated thereby.

      The proposed Merger is an important decision for Tech-Sym and its stockholders. The Merger cannot occur unless, among other things, the merger agreement is approved by the holders of a majority of the outstanding shares of Tech-Sym common stock entitled to vote at the special meeting. The accompanying proxy statement explains the proposed Merger and provides specific information concerning the special meeting. We encourage you to read this entire document carefully.

      Whether or not you plan to attend the special meeting, please take the time to vote on the proposal submitted by completing and mailing the enclosed proxy card to us. Please sign, date and mail your proxy card indicating how you wish to vote. If you fail to return your proxy card, the effect will be a vote against the Merger.

                                          Sincerely,

                                          J. Michael Camp

                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

      The Merger has not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities regulators nor has the SEC or any state securities regulator passed upon the fairness or merits of the Merger or upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is unlawful.

      This proxy statement is dated August 11, 2000, and is first being mailed to Tech-Sym stockholders on or about August 14, 2000.

                                     [Logo]

                              TECH-SYM CORPORATION
                        10500 WESTOFFICE DRIVE, SUITE 200
                              HOUSTON, TEXAS 77042
                                 (713) 785-7790

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 14, 2000

Dear Tech-Sym Stockholder:

      We will hold the Special Meeting of Stockholders of Tech-Sym Corporation on September 14, 2000 at 10:00 a.m., local time, at The Cornell Club, 6 East 44th Street, New York, New York 10017, for the following purposes:

      1. To consider and vote upon the Agreement and Plan of Merger, dated as of June 27, 2000, by and among Tech-Sym Corporation, Integrated Defense Technologies, Inc. ("IDT") and T-S Acquisition Corp., a wholly owned subsidiary of IDT ("T-S Acquisition"), pursuant to which (i) T-S Acquisition will be merged with and into Tech-Sym, with Tech-Sym being the surviving corporation (the "Merger"), and
            (ii) each outstanding share of Tech-Sym common stock, other than shares of Tech-Sym common stock held by IDT or Tech-Sym, will be canceled and converted automatically into the right to receive $30.00 in cash, payable to the holder of such share, without interest; and

      2. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

      The board of directors, acting on recommendations of a Special Committee, has determined that the terms and conditions of the Merger are fair to, and in the best interests of, the Tech-Sym stockholders and unanimously recommends that you vote "FOR" the Merger.

      Only Tech-Sym stockholders of record at the close of business on August 3, 2000, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof. A complete list of the stockholders entitled to vote at the special meeting or any adjournments or postponements of the special meeting will be available at and during the special meeting.

      YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT ANYTIME BEFORE IT HAS BEEN VOTED AT THE SPECIAL MEETING. IF YOU RETURN A PROXY WITHOUT SPECIFYING A CHOICE ON THE PROXY, THE PROXY WILL BE VOTED "FOR" THE MERGER. IT MAY BE POSSIBLE FOR YOU TO VOTE IN PERSON AT THE SPECIAL MEETING EVEN IF YOU HAVE RETURNED A PROXY. PLEASE REVIEW THE PROXY STATEMENT FOR MORE INFORMATION.

                              By Order of the Board of Directors

                              J. Rankin Tippins
                              VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

Houston, Texas
August 11,  2000

                                TABLE OF CONTENTS

                                                                            PAGE

SUMMARY TERM SHEET......................................................       1
   The Parties..........................................................       1
   The Special Meeting..................................................       2
   The Merger ..........................................................       3

QUESTIONS AND ANSWERS ABOUT THE MERGER..................................       6

WHO CAN HELP ANSWER YOUR QUESTIONS......................................       7

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING STATEMENTS..............       8

THE SPECIAL MEETING.....................................................       9
   Time, Place And Date.................................................       9
   Purpose Of The Meeting...............................................       9
   Record Date And Voting At The Special Meeting........................       9
   Votes Required.......................................................       9
   Solicitation And Proxy Solicitor.....................................       9
   Revocation And Use Of Proxies........................................      10
   Adjournments Or Postponements........................................      10

SPECIAL FACTORS.........................................................      11
   Background Of The Merger.............................................      11
   Reasons For The Merger...............................................      13
   Recommendation Of The Board Of Directors And The Special Committee...      14
   Opinion Of Tech-Sym's Financial Advisor..............................      14
   Certain Effects Of The Merger........................................      16
   Federal Income Tax Consequences......................................      17

THE MERGER  ............................................................      19
   Effective Time.......................................................      19
   The Merger And Merger Consideration..................................      19
   Treatment Of Tech-Sym Stock Options..................................      19
   Financing; Sources Of Funds..........................................      19
   Regulatory Requirements..............................................      20
   Anticipated Accounting Treatment.....................................      20
   Rights Of Dissenting Stockholders....................................      20
   Delisting Of Tech-Sym Common Stock...................................      20
   Fees And Expenses....................................................      20

THE MERGER AGREEMENT....................................................      21
   Representations And Warranties.......................................      21
   The Exchange Fund....................................................      21
   Conduct Of Business Prior To The Merger..............................      22
   Additional Agreements Of Tech-Sym....................................      23
   Director And Officer Indemnification.................................      23
   Cooperation And Reasonable Efforts...................................      24
   Conditions To The Merger.............................................      24
   No Solicitation Of Takeover Proposals; Right To Enter Into Superior
     Proposal...........................................................      24
   Termination Of The Merger Agreement..................................      25
   Termination Fee......................................................      26
   Extension, Waiver And Amendment......................................      26

INTERESTS OF CERTAIN PERSONS IN THE MERGER..............................      28
   Indemnification And Insurance........................................      28
   Treatment Of Stock Options...........................................      28
   Incentive And Noncompetition Agreements..............................      28
   Fees Payable To The Financial Advisor................................      29

DIRECTORS AND EXECUTIVE OFFICERS OF TECH-SYM............................      30

PRINCIPAL STOCKHOLDERS OF TECH-SYM......................................      33

STOCKHOLDER PROPOSALS...................................................      36

INDEPENDENT AUDITORS....................................................      36

OTHER MATTERS...........................................................      36

WHERE YOU CAN FIND MORE INFORMATION.....................................      36

APPENDICES

Appendix A  Agreement and Plan of Merger                                   A-1

Appendix B  Fairness Opinion of Quarterdeck Investment Partners, Inc.      B-1

                               SUMMARY TERM SHEET

      Throughout this proxy statement the term "Merger" means the merger between T-S Acquisition Corp., a Nevada corporation ("T-S Acquisition"), and Tech-Sym Corporation, a Nevada corporation ("Tech-Sym"), with Tech-Sym being the Surviving Corporation (the "Surviving Corporation"). The term "merger agreement" means the Agreement and Plan of Merger dated as of June 27, 2000, among T-S Acquisition, Tech-Sym, and Integrated Defense Technologies, Inc., a Delaware corporation and the parent of T-S Acquisition ("IDT"). A copy of the merger agreement is attached as Appendix A to this proxy statement.

      This summary highlights selected information included in this proxy statement. This summary may not contain all of the information that is important to you. For a more complete understanding of the Merger and the other information contained in this proxy statement, you should read this entire proxy statement carefully, as well as the additional documents to which it refers. For instructions on obtaining more information, see "Where You Can Find More Information."

THE PARTIES

Tech-Sym Tech-Sym is a technology company that designs, develops and manufactures electronic systems and components used in diverse markets including communications, defense systems and weather information systems.

                                      The principal executive offices of
                                      Tech-Sym are located at 10500 Westoffice
                                      Drive, Suite 200, Houston, Texas 77042 and its telephone number is (713) 785-7790.

IDT IDT is a portfolio company of The Veritas Capital Fund, L.P., a private investment firm based in New York. IDT is currently comprised of four business units:

                                      o     PEI Electronics based in
                                            Huntsville, Alabama,
                                      o     Sierra Research based in Buffalo,
                                            New York,
                                      o     Zeta Technologies based in San
                                            Jose, California, and
                                      o     Excalibur Systems based in Ontario,
                                            Canada.

                                      IDT is a leading defense electronics firm whose primary focus revolves around the growing requirements of the "digital battlefield" and the related "real time" information, operations, training and readiness requirements of the United States and foreign military.

                                      The principal executive offices of IDT are located at 110 Wynn Drive, Huntsville, Alabama 35807-0929 and its telephone number is (256) 895-2000.

T-S Acquisition                       T-S Acquisition is a wholly-owned
                                      subsidiary of IDT that was formed for the sole purpose of effecting the Merger. T-S
                                      Acquisition will be merged out of
                                      existence at the effective time of the
                                      Merger, with the Surviving Corporation
                                      being a wholly-owned subsidiary of IDT.
                                      T-S Acquisition is not expected to have
                                      significant assets or liabilities (other than those arising in connection with the Merger) or to engage in any activities
                                      (other than those incident to its
                                      formation and the Merger).

                                      The principal executive offices and
                                      telephone number for T-S Acquisition is
                                      the same as those of IDT.

THE SPECIAL MEETING

The Special Committee                 The board of directors established a
                                      Special Committee to exercise all lawfully delegable powers of the board of directors in connection with any potential transaction for the sale of Tech-Sym. All
                                      Tech-Sym's directors, except Messrs.
                                      Henderson and Lichtenstein who are
                                      affiliated with one or more companies that had expressed an interest in acquiring all or part of Tech-Sym, are members of the Special Committee. See "Special Factors-
                                      Background of the Merger" and "-Reasons
                                      for the Merger."

Recommendation of the Board of        The board of directors and the Special
Directors                             Committee believe that the Merger is fair
                                      to, and in the best interests of, the
                                      Tech-Sym stockholders. The board of
                                      directors recommends that the Tech-Sym
                                      stockholders accept the cash consideration in the amount of $30.00 per share for their shares of Tech-Sym common stock, a price determined by the financial advisor to the board of directors and the Special
                                      Committee to be fair to Tech-Sym's
                                      stockholders. The board of directors,
                                      based on a recommendation of the Special
                                      Committee, recommends that the Tech-Sym
                                      stockholders vote in favor of the Merger.
                                      See "Special Factors - Background of the
                                      Merger" and "Special Factors - Reasons for the Merger and Recommendation of the Board of Directors and Special Committee."

Date, Place and Time                  This proxy statement is being furnished to
of the Special Meeting                holders of shares of Tech-Sym common stock
                                      for use at the special meeting in
                                      connection with the approval of the Merger and at any adjournments or postponements of the special meeting. The special meeting will be held on September 14, 2000, at The Cornell Club, 6 East 44th
                                      Street, New York, New York 10017. See "The
                                      Special Meeting-Place, Date and Time." If the special meeting is adjourned or postponed for any reason, we will give you notice of the rescheduled place and time.

Record Date; Voting                   The board of directors has set a record
  At the Meeting                      date for determining those stockholders
                                      who are entitled to notice of and to vote at the special meeting. The record date is August 3, 2000. Each share of Tech-Sym common stock is entitled to one vote. See
                                      "The Special Meeting -  Record Date and
                                      Voting at the Meeting."

Required Vote                         The Merger must be approved by the
                                      holders of a majority of the shares of
                                      Tech-Sym common stock outstanding on the record date. On the record date, there were 5,809,051 shares of Tech-Sym common stock outstanding. See "The Special
                                      Meeting-Votes Required."

Total Value to Tech-Sym               The total value to Tech-Sym Stockholders
Stockholders of the Merger            of the Merger is expected to be
                                      approximately $182 million, consisting of approximately $174 million in cash to be paid for shares of Tech-Sym common stock based on the number of shares of Tech-Sym common stock outstanding on the record date, and approximately $8 million in cash to be paid to holders of stock options.

THE MERGER

Merger Consideration                  Pursuant to the merger agreement, each
                                      share of Tech-Sym common stock will be
                                      converted automatically into the right to receive the cash amount of $30.00 per share, without interest. See "The Merger
                                      - Merger and Merger Consideration."

Tech-Sym Stock Options                Each option to purchase Tech-Sym common
                                      stock which is outstanding immediately
                                      prior to the closing of the Merger will be canceled, whether or not such option is vested or exercisable. Each holder of an option that is canceled will receive a cash payment equal to the product of (a) the difference between $30.00 and the option exercise price multiplied by (b) the number of shares subject to the option, less applicable withholding taxes.
                                      See "Merger-Treatment of Tech-Sym Stock
                                      Options" and "Interests of Certain Persons in the Merger - Treatment of Stock
                                      Options."

Conditions to the Merger              The Merger will be completed only if a
                                      number of conditions are met or waived by Tech-Sym, T-S Acquisition and IDT, as applicable. These conditions include, among other things:

                                      o     Tech-Sym stockholders approving the
                                            Merger;
                                      o     No judgement, injunction or order
                                            prohibiting the Merger exists; and
                                      o     All necessary governmental
                                            approvals being obtained.

Financing the Merger                  IDT has represented to Tech-Sym in the
                                      merger agreement that IDT has sufficient funds available to it under existing credit arrangements or otherwise to pay the merger consideration without obtaining any consent, approval, waiver or amendment of any agreement or document to which it is a party. See "The Merger-Financing;
                                      Sources of Funds" for further information.

Interest of Certain Persons           The merger agreement provides that
In the Merger                         indemnification and insurance will be
                                      maintained for Tech-Sym's officers and
                                      directors, and indemnification provisions in Tech-Sym's current articles of incorporation and bylaws will be continued, for six years after the Merger.
                                      See "The Merger Agreement-Director and
                                      Officer Indemnification" and "Interests of
                                      Certain Persons in the Merger-
                                      Indemnification" for further information.

Target Takeover Proposals             Tech-Sym may accept another acquisition
  and Termination Fee                 proposal under certain circumstances.
                                      However, Tech-Sym must immediately pay IDT a termination fee of $9 million if the merger agreement is terminated by Tech-Sym because Tech-Sym has entered into a definitive agreement concerning another acquisition proposal. See "The Merger
                                      Agreement - No Solicitations of Takeover
                                      Proposals; Right to Enter Into a Superior
                                      Proposal."

Amending or Waiving                   The merger agreement may be amended or its
  Terms of the                        conditions precedent to closing waived at
  Merger Agreement                    any time before or after the special
                                      meeting. However, any amendment or waiver that reduces the consideration or form of consideration payable to stockholders, may not be made after the special meeting without the further approval of Tech-Sym's stockholders. See "Merger Agreement-
                                      Extension, Waiver and Amendment."

Regulatory and                        Other than compliance with the
  Third-Party                         Hart-Scott-Rodino Antitrust Improvements
  Approvals                           Act of 1976, no material regulatory
                                      approvals are required. Failure to obtain non-material governmental consents will not prevent completion of the Merger. See
                                      "The Merger - Regulatory Requirements."

Opinion of Financial Advisor          Quarterdeck Investment Partners, Inc.
                                      ("Quarterdeck"), financial advisor to the board of directors and the Special
                                      Committee, has provided an opinion to the board and the Special Committee that as of June 27, 2000, the date of the opinion, the cash price of $30.00 per share provided in the merger agreement was fair, from a financial point of view, to the holders of Tech-Sym common stock. The full text of Quarterdeck's written opinion, which sets forth the assumptions made, the matters considered, the scope and limitations of the review undertaken and the procedures followed by Quarterdeck in rendering such opinion, is attached to this Proxy Statement as Appendix B.

                                      Quarterdeck's opinion was provided for the information and assistance of the board of directors and Special Committee and is not a recommendation as to how Tech-Sym stockholders should vote at the special meeting. Tech-Sym stockholders are urged to, and should, read Quarterdeck's opinion carefully and in its entirety. See "Special Factors - Opinion of the Tech-Sym's Financial Advisor." Quarterdeck has received a fee for rendering its fairness opinion and will receive a fee if the Merger is consummated. See "Interests of Certain Persons in the Merger - Fees Payable to the Financial Advisor."

Federal Income Consequences           For U.S. Federal income tax purposes, the
                                      receipt of cash by holders of Tech-Sym
                                      common stock will be a taxable
                                      transaction. In general, stockholders that are not tax-exempt will be taxed on the difference between their basis in their Tech-Sym shares and the cash received. All stockholders are urged to consult their tax advisors to determine the effect of the Merger under federal tax law, or foreign tax law where applicable, and under their own state and local tax laws.
                                      See "Special Factors - Federal Income Tax
                                      Consequences."

Dissenters' Rights of Appraisal       Under Nevada law, because Tech-Sym is a
                                      publicly traded corporation on the New
                                      York Stock Exchange, the common
                                      stockholders have no dissenters' rights of appraisal. See "Merger-Dissenters Rights of Appraisal."

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

WHY SHOULD TECH-SYM MERGE WITH T-S ACQUISITION CORP.?

      In 1998, the board of directors determined that in order to increase stockholder value, Tech-Sym should focus on its core business, and should divest its non-core and under-performing businesses. Following this determination, Tech-Sym sold its businesses involved in real estate development, air monitoring products, geoscientific products and digital television transmitter products. Even with a narrower focus on its remaining business and improving financial performance, Tech-Sym remained too widely diversified to gain the market attention required to effectively increase shareholder value through operating performance alone. In late 1999, the board of directors determined to pursue a possible sale of the company. For the 30 trading days prior to the announcement of the potential sale of the company, the closing market price of Tech-Sym's common stock ranged from a low of $16.75 per share to a high of $20.63 per share. Over the past several months, our financial advisor approached many potential parties. After careful consideration of numerous alternatives, the board of directors concluded that a merger proposal by Integrated Defense Technologies, Inc., in which each Tech-Sym stockholder will receive $30.00 per share in cash, was the best alternative for our stockholders.

WHAT WILL HAPPEN TO TECH-SYM AFTER THE MERGER?

      If the Merger is approved by Tech-Sym stockholders and consummated, Tech-Sym will become a wholly owned subsidiary of IDT. Tech-Sym common stock will no longer be publicly traded and members of the general public will therefore no longer own Tech-Sym common stock. After the Merger, shares of Tech-Sym common stock will no longer be quoted on the New York Stock Exchange. See "Merger-Delisting of Tech-Sym common stock."

WILL MY CASH PAYMENT BE AFFECTED BY CHANGES IN TECH-SYM'S STOCK PRICE BETWEEN NOW AND THE SPECIAL MEETING?

      No. The cash payment of $30.00 for each share of Tech-Sym common stock will not change even if the market price of Tech-Sym common stock changes before the Merger is completed.

ARE THERE RISKS TO BE CONSIDERED?

      The Merger is contingent upon, among other things, stockholder approval and governmental approvals. If any of these or other conditions are not satisfied, or for some other reason the transaction does not close, Tech-Sym's stock would be subject to market risks.

IF MY SHARES OF TECH-SYM COMMON STOCK ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

      No. The law does not allow your broker to vote your shares of Tech-Sym common stock on the Merger at the special meeting without your direction. You should follow the instructions from your broker on how to vote your shares. Shares that are not voted because you do not instruct your broker are called "broker non-votes," and will have the effect of a vote "AGAINST" the Merger.

IF I SEND IN MY PROXY CARD BUT DO NOT INDICATE MY VOTE, HOW WILL MY SHARES BE VOTED?

      If you sign and return your proxy card but do not indicate how to vote your shares at the special meeting, the shares represented by your proxy will be voted "FOR" the Merger.

WHAT IF I DON'T RETURN MY PROXY CARD?

      Since it takes a majority of the shares outstanding to approve the Merger, not returning your proxy card is the same as voting against the Merger.

WHAT SHOULD I DO NOW TO VOTE AT THE SPECIAL MEETING?

      Sign, mark and mail your proxy card indicating your vote on the Merger in the enclosed return envelope as soon as possible, so that your shares of Tech-Sym common stock can be voted at the special meeting.

MAY I CHANGE MY VOTE AFTER I MAIL MY PROXY CARD?

      Yes. You may change your vote at any time before your proxy is voted at the special meeting. You can do this in three ways:

            o You can send Tech-Sym a written statement that you revoke your proxy, which to be effective must be received prior to the vote at the special meeting;

            o You can send Tech-Sym a new proxy card prior to the vote at the special meeting, which to be effective must be received by Tech-Sym prior to the vote at the special meeting; or

            o You can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. You must attend the special meeting and cast your vote at the special meeting.

      Send any revocation of a proxy or new proxy card to the attention of the Corporate Secretary at Tech-Sym 10500 Westoffice Drive, Suite 200, Houston, Texas 77042. If your shares are held in street name, you must follow the directions provided by your broker to vote your shares or to change your instructions.

DO I SEND IN MY STOCK CERTIFICATES NOW?

      No. If the Merger is completed, you will receive written instructions for delivering your stock certificates representing Tech-Sym common stock in order to receive the $30.00 per share cash payment from the exchange agent, Continental Stock Transfer & Trust Company ("Continental").

                       WHO CAN HELP ANSWER YOUR QUESTIONS

      If you have more questions about the Merger or would like additional copies of the proxy statement, you should contact:

                              Tech-Sym Corporation
                              10500 Westoffice Drive, Suite 200
                              Houston, Texas 77042-5391
                              Attention: J. Rankin Tippins
                              Vice President, General Counsel and Secretary Telephone Number: (713) 785-7790

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD LOOKING STATEMENTS

      This proxy statement and the documents to which we refer you to in this proxy statement contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance, including:

      o     our financial performance and projections;

      o     our growth in revenue and earnings; and

      o     our business prospects and opportunities.

      You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes", "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including

      o     our ability to retain the business of our significant customers;

      o our ability to keep pace with new technology and changing market needs; and

      o     the competitive environment of our business.

      These and other factors may cause our actual results to differ materially from any forward-looking statement.

      Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, might not occur.

                               THE SPECIAL MEETING

TIME, PLACE AND DATE

      We are furnishing this proxy statement to Tech-Sym stockholders in connection with the solicitation of proxies by the Tech-Sym board of directors for use at the special meeting of stockholders of Tech-Sym to be held on September 14, 2000, at 10:00 a.m., local time, at The Cornell Club, 6 East 44th Street, New York, New York 10017, or any adjournment or postponement thereof, pursuant to the enclosed Notice of Special Meeting of Stockholders.

PURPOSE OF THE MEETING

      At the special meeting, holders of Tech-Sym common stock of record as of the close of business on August 3, 2000 will be eligible to vote upon the recommendation of Tech-Sym's board of directors and the Special Committee to approve and adopt the merger agreement, pursuant to which (i) T-S Acquisition will be merged with and into Tech-Sym, with Tech-Sym being the Surviving Corporation, and (ii) each outstanding share of Tech-Sym common stock, other than shares of Tech-Sym common stock held by IDT or Tech-Sym, will be canceled and converted automatically into the right to receive $30.00 in cash, payable to the holder of such share, without interest.

RECORD DATE AND VOTING AT THE SPECIAL MEETING

      The board of directors has fixed the close of business on August 3, 2000, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting and any adjournments and postponements of the special meeting. On that day, there were 5,809,051 shares of Tech-Sym common stock outstanding, which shares were held by approximately 1,652 stockholders of record. Holders of Tech-Sym common stock are entitled to one vote per share.

      A majority of the issued and outstanding shares of Tech-Sym common stock on the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the special meeting. If a quorum is not present, the special meeting may be adjourned from time to time, until a quorum is present. Abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum at the special meeting for the transaction of business.

      Any stockholder of Tech-Sym has the right to vote against approval of the Merger and the merger agreement. However, under Nevada law, because Tech-Sym is a publicly traded corporation, Tech-Sym stockholders have no statutory dissenters' rights of appraisal. See "Merger-Rights of Dissenting Stockholders."

VOTES REQUIRED

      Approval of the merger agreement requires the affirmative vote of holders of a majority of the outstanding shares of Tech-Sym common stock entitled to vote at the special meeting. A failure to vote, abstention from voting, or a broker non-vote will have the same legal effect as a vote cast against approval of the Merger and the merger agreement.

      Brokers, and in many cases nominees, will not have discretionary power to vote on the proposals to be presented at the special meeting. Accordingly, beneficial owners of shares must instruct their brokers or nominees how to vote their shares at the special meeting.

SOLICITATION AND PROXY SOLICITOR

      Tech-Sym will bear all expenses of the solicitation of proxies in connection with this proxy statement, including the cost of preparing and mailing this proxy statement. Tech-Sym will reimburse brokers, fiduciaries, custodians and their nominees for reasonable out-of-pocket expenses incurred in sending this proxy statement and other proxy materials to, and obtaining instructions relating to such materials from, beneficial owners of Tech-Sym common stock. Tech-Sym stockholder proxies may be solicited by directors, officers and employees of Tech-Sym in person or by telephone, facsimile or by other means of communication. However, they will not be paid for soliciting proxies.

      Tech-Sym has hired Georgeson Shareholder Communications, Inc. ("Georgeson") to assist in soliciting proxies in connection with the special meeting. Tech-Sym has agreed to pay Georgeson a fee of approximately $7,500 plus reimbursement of expenses in connection with their engagement to solicit proxies for the special meeting.

REVOCATION AND USE OF PROXIES

      The enclosed proxy card is solicited on behalf of the Tech-Sym board of directors. A stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) delivering a written notice revoking the proxy to Tech-Sym before the vote at the special meeting; (ii) executing a proxy with a later date and delivering it to Tech-Sym before the vote at the special meeting; or (iii) attending the special meeting and voting in person. Any written notice of revocation should be delivered to the attention of the Corporate Secretary at Tech-Sym, 10500 Westoffice Drive, Suite 200, Houston, Texas 77042. Attendance at the special meeting without casting a ballot will not, by itself, constitute revocation of a proxy.

      Subject to proper revocation, all shares of Tech-Sym common stock represented at the special meeting by properly executed proxies received by Tech-Sym will be voted in accordance with the instructions contained in such proxies. Executed, but unmarked, proxies will be voted "FOR" approval of the merger agreement and the transactions contemplated thereby.

ADJOURNMENTS OR POSTPONEMENTS

      Although it is not expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting may be made without notice, other than by an announcement made at the special meeting, by approval of the holders of a majority of the votes present in person or represented by proxy at the special meeting, whether or not a quorum exists. Any signed proxies received by Tech-Sym will be voted in favor of an adjournment or postponement of the special meeting in these circumstances, unless either a written note on the proxy delivered by the stockholder directs otherwise or the stockholder has voted against the merger agreement. Thus, proxies voting against the merger agreement will not be used to vote for adjournment of the special meeting for the purpose of providing additional time to solicit votes to approve the merger agreement. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Tech-Sym stockholders who have already sent in their proxies to revoke them at any time prior to their use.

                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

      In 1998, the board of directors of Tech-Sym determined that, in order to increase stockholder value, Tech-Sym should focus on its core business and should divest its non-core and under-performing businesses. In January 1999, Tech-Sym entered into an agreement with a third party pursuant to which Tech-Sym's majority-owned subsidiary, GeoScience Corporation, would be acquired by the third party in a merger transaction. In March 1999, following a dispute between Tech-Sym and the third-party, the merger agreement for this transaction was terminated.

      At a regular meeting held on June 15, 1999, the board of directors authorized the officers of Tech-Sym to retain an investment banking firm to advise Tech-Sym and its board of directors concerning the potential market value of Tech-Sym and different methods to maximize stockholder value. Effective July 22, 1999, Tech-Sym retained Quarterdeck to familiarize its representatives with the business and prospects of Tech-Sym, meet with Tech-Sym's management to review the business plans of each business unit, perform an analysis of the various strategic alternatives available to Tech-Sym, and make a presentation to the board of directors regarding the potential market value of Tech-Sym under appropriate scenarios selected from the available strategic alternatives. At the regular meeting of the board of directors held August 19, 1999, Quarterdeck representatives presented a valuation analysis of Tech-Sym and its subsidiaries concluding that the best strategic option to maximize stockholder value would be to sell Tech-Sym in either a single transaction or several transactions.

      At a special meeting of the board of directors on September 21, 1999, the board of directors approved the terms of a letter of intent to purchase Tech-Sym's 80.067% equity interest in GeoScience, and the transaction was completed on December 13, 1999, resulting in proceeds to Tech-Sym of $53.6 million and the release of its 80% guarantee of approximately $29 million in GeoScience debt.

      At the regular meeting of the board of directors on October 21, 1999, and October 22, 1999 the board of directors authorized the officers of Tech-Sym to retain Quarterdeck to identify potential buyers of Tech-Sym and its subsidiaries, solicit offers for the purchase of all or part of Tech-Sym and its subsidiaries from potential buyers, advise Tech-Sym regarding strategy and tactics for negotiations, and assist Tech-Sym in closing one or more transactions to aid Tech-Sym in achieving its strategic objectives. Quarterdeck was authorized to proceed on November 16, 1999.

      Tech-Sym and Quarterdeck developed a comprehensive Offering Memorandum to be provided to potential buyers that contained information regarding Tech-Sym and its subsidiaries for the purpose of assisting potential buyers in the process of evaluating the business and operations of Tech-Sym and its subsidiaries. Tech-Sym required each potential buyer to execute a confidentiality agreement. Over 125 potential buyers were contacted during February and March of 2000 and 53 of these potential buyers executed a confidentiality agreement and received the Offering Memorandum.

      At a special meeting of the board of directors held on January 19, 2000, the board of directors approved the sale of its minority equity interests in Scientific Research Corporation ("SRC") to SRC for $9.5 million and the transaction was completed on January 24, 2000.

      On February 25, 2000, The Veritas Capital Fund, L.P., the parent of IDT ("Veritas"), submitted a pre-emptive offer of $25 per share conditioned upon an exclusive negotiation period and the results of its due diligence investigation. The offer was rejected by management of Tech-Sym after consultation with Quarterdeck and the board of directors based on its view that it was premature to terminate the sale process in light of the indications of interest received, the proximity to the date for receipt of more definitive proposals and other factors.

      On March 24, 2000, Quarterdeck received additional indications of interest in purchasing Tech-Sym from seven potential buyers and two indications of interest in purchasing Tech-Sym contingent upon a prior divestiture of its TRAK Communications Inc. ("TRAK") subsidiary.

      At a special meeting of the board of directors on March 28, 2000, a Special Committee of the board of directors was established due to the association of two Board members, Messrs. Henderson and Lichtenstein, with a company, other than IDT, that was a potential bidder for all or part of Tech-Sym. The Special Committee included all of the directors of Tech-Sym, except for Messrs. Henderson and Lichtenstein, and was authorized, among other things, to exercise all lawfully delegable powers of the board of directors relating to the possible sale of Tech-Sym and to make any and all decisions related to the potential sale of Tech-Sym.

      A special meeting of the Special Committee was held by telephone on March 31, 2000, to review the indications of interest received by Quarterdeck, a summary of which had previously been delivered to each member of the Special Committee. The Special Committee approved the recommendations of Quarterdeck that the prospective buyers who submitted the six highest offers in their indications of interest to purchase all of Tech-Sym, including Veritas, be permitted to conduct due diligence investigations and that discussions continue with the two parties which submitted indications of interest to acquire Tech-Sym without TRAK. During April and May, management presentations were made to all prospective buyers by representatives of Tech-Sym and its principal subsidiaries, tours of various facilities were made by various prospective buyers, and data rooms containing documents of Tech-Sym and its subsidiaries were made available to the prospective buyers.

      On April 5, 2000, Quarterdeck received five indications of interest to purchase TRAK. At a special meeting of the Special Committee on April 24, 2000, the Special Committee approved Quarterdeck's recommendation that the four parties which expressed the highest prices in their indications of interest to purchase TRAK be permitted to conduct due diligence investigations with respect to TRAK.

      Copies of a draft merger agreement had been provided to all prospective buyers and a final bid date of June 1, 2000, established. The bid date was extended to June 15, 2000, and subsequently to June 23, 2000, at the request of various bidders to allow time for additional due diligence investigations.

      On June 23, 2000, Quarterdeck received four offers for the entire outstanding common stock of Tech-Sym (including an offer from Veritas through its IDT subsidiary which by its terms expired at 5:00 p.m. on June 26, 2000), one offer for Tech-Sym without TRAK, and one offer for TRAK. A summary was transmitted to each member of the Special Committee on Saturday, June 24, 2000 and a copy of the draft merger agreement as marked by IDT was transmitted to each member of the Special Committee during the morning of June 26, 2000. A special meeting of the Special Committee was held by telephone on the afternoon of Monday, June 26, 2000, during which the Quarterdeck representatives reviewed the financial terms of each bid. The Special Committee determined that the IDT offer was the most attractive proposal when compared to other bids received, had the least significant changes to the draft merger agreement, and included no contingencies to closing other than approval of the stockholders of Tech-Sym and customary regulatory approvals. The Special Committee objected, however, to several aspects of the offer from IDT. The Special Committee also expressed a desire to pursue the sale of Tech-Sym by means of a tender offer rather than a merger in the interest of accelerating the receipt of the merger consideration. The Special Committee directed the officers of Tech-Sym to contact IDT in order to resolve the outstanding issues.

      A conference telephone call was subsequently established on June 26, 2000 with Mr. J. Michael Camp, Chief Executive Officer of Tech-Sym, Mr. J. Rankin Tippins, Vice President and General Counsel of Tech-Sym, Mr. Thomas P. Mason, partner in the law firm of Brobeck, Phleger & Harrison LLP, and Ms. Anita Antenucci, Managing Director of Quarterdeck, representing Tech-Sym, and Mr. Robert B. McKeon, President of Veritas and Chairman of the board of directors of IDT, and Mr. Benjamin M. Polk, partner in the law firm of Whitman Breed Abbott & Morgan LLP, representing IDT. During the telephone negotiations, IDT agreed to several changes to its proposal but refused to agree to other changes proposed by Tech-Sym. IDT also stated that, with the agreed upon changes, its proposal was its best offer and that its proposal was in effect only until 1:00 p.m. on June 27, 2000.

      A special meeting of the Special Committee was convened by telephone at 11:00 AM on Tuesday, June 27, 2000. Mr. Camp reported to the Special Committee the results of the discussions with IDT, Mr. Mason reported on the changes to the draft merger agreement that had been provided the day before, and Ms. Antenucci reported that Quarterdeck had contacted the other bidders to confirm that each had submitted its final bid and that none had elected to increase its offer. Quarterdeck representatives reported to the Special Committee Quarterdeck's opinion that, as of such date and based on the considerations described in Quarterdeck's subsequent written opinion, the offer presented by

IDT was fair to Tech-Sym's stockholders from a financial point of view. After further deliberations, the Special Committee unanimously approved acceptance of the offer. The merger agreement was subsequently executed by both parties at approximately 6:00 PM that day.

      At a special meeting of Tech-Sym's board of directors on June 29, 2000, Quarterdeck reviewed for the board of directors the financial terms of the bids received from various parties, reviewed Quarterdeck's written valuation analysis materials and delivered its oral opinion that, as of June 27, 2000, and based on the considerations described in Quarterdeck's subsequent written opinion, the offer by IDT was fair to Tech-Sym's stockholders from a financial point of view. Mr. Camp, Mr. Tippins and Mr. Mason also described the process of obtaining bids to sell Tech-Sym, the process of negotiating the terms of the Merger with IDT and the terms of the merger agreement with IDT. After discussion and deliberation, the board of directors unanimously approved the transaction and ratified the acts of the Special Committee.

REASONS FOR THE MERGER

      As discussed above under the caption "Background of the Merger," the Tech-Sym board of directors had determined in 1998 that, in order to increase stockholder value, Tech-Sym should focus on its core business and should divest its non-core and under-performing businesses. Following this determination, Tech-Sym sold its businesses involved in real estate development, air monitoring products, geoscientific products and digital television transmitter products. Even with a narrower focus on its remaining business and improving financial performance, Tech-Sym remained too widely diversified to gain the market attention required to effectively increase shareholder value through operating performance alone. The board of directors of Tech-Sym determined that in order to achieve its strategic objectives, Tech-Sym would need to further concentrate its focus by selling more of its businesses, rationalize its remaining operations, acquire related businesses, and integrate those businesses into the existing operations. In evaluating this potential course of action, the board of directors determined that there was a significant risk that Tech-Sym would be unsuccessful in implementing this course of action and that, even if successful, there was no assurance that these efforts would result in a meaningful increase in the price of Tech-Sym common stock.

      In addition, several large holders of Tech-Sym common stock had expressed to Tech-Sym, from time to time in 1999 and continuing in 2000, their desire to sell their Tech-Sym shares due to their perception that Tech-Sym was not achieving its objectives of increasing stockholder value. Since there is a relatively small number of outstanding Tech-Sym shares, the sale of large numbers of shares by one or more of these stockholders would likely result in a decrease in the market price of Tech-Sym's common stock. Any such depressant effect in the market price of Tech-Sym's common stock would likely have the effect of making it more difficult for Tech-Sym to acquire other companies using Tech-Sym's common stock as the form of consideration. As a result, any such sales of common stock by large stockholders may have impaired Tech-Sym's ability to pursue its strategic objectives of repositioning Tech-Sym for future growth, in part, through acquisitions. Without other catalysts to increase the market price of Tech-Sym's common stock, the board of directors believed that it could take a considerable period of time for the stock price to recover from the effects of any such stock sales, if it were to recover at all.

      As a result, due to the board of directors' belief that the prospect of increasing stockholder value through the pursuit of a strategic plan to reposition Tech-Sym involved a significant degree of uncertainty as well as significant time to achieve, the board of directors determined in August 1999 to consider the possible sale of Tech-Sym as an alternative means of increasing stockholder value. On December 13, 1999, Tech-Sym announced that it was considering a possible sale of the company and that it had engaged Quarterdeck to assist it in pursuing a possible sale of the company. For the 30 trading days prior to the announcement of the potential sale of the company, the closing market price of Tech-Sym's common stock ranged from a low of $16.75 per share to a high of $20.63 per share. Over the past several months, our financial advisor approached many potential parties. After careful consideration, the board of directors concluded that a proposal for Tech-Sym to be acquired by IDT in a merger transaction, in which each Tech-Sym stockholder will receive $30.00 in cash per share of common stock, was in the best interests of the Tech-Sym's stockholders and, accordingly, approved the Merger. On June 26, 2000, the day prior to the announcement of the signing of the merger agreement with IDT, the closing market price of Tech-Sym's common stock was $24.00 per share.

      This discussion of the information and factors considered by Tech-Sym's board of directors is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, Tech-Sym's board did not find it practicable to, and did not quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Further, individual members of the board of directors may have given differing weights to differing factors.

RECOMMENDATION OF THE BOARD OF DIRECTORS AND THE SPECIAL COMMITTEE

      The board of directors, following the unanimous recommendation to it by the members of the Special Committee, has unanimously approved the merger agreement, the Merger and the transactions contemplated by the merger agreement and recommends that the stockholders vote "FOR" approval and adoption of the merger agreement and the Merger. The board of directors believes that the consideration to be received by Tech-Sym stockholders is fair and in the best interests of Tech-Sym stockholders.

OPINION OF TECH-SYM'S FINANCIAL ADVISOR

      The Tech-Sym Special Committee and the board of directors retained Quarterdeck to render an opinion as to the fairness, from a financial point of view, of the consideration. On June 27, 2000, Quarterdeck delivered its oral opinion to the Special Committee and on June 29, 2000, Quarterdeck delivered its oral opinion to the board of directors that, as of such date and subject to the various considerations described in its written opinion, the consideration is fair to the Tech-Sym common stockholders from a financial point of view.

      The preparation of a fairness opinion is a complex process and does not necessarily lend itself to partial analysis or summary description. The following is a brief summary and general description of the valuation methodologies followed by Quarterdeck. The summary information does not purport to be a complete statement of the analyses and procedures applied, the judgments made or the conclusions reached by Quarterdeck or a complete description of its presentation. Quarterdeck believes, and has so advised the Special Committee and board of directors, that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create an incomplete view of the process underlying its analyses and opinions.

      THE COMPLETE TEXT OF QUARTERDECK'S OPINION IS ATTACHED HERETO AS APPENDIX
B. THE SUMMARY OF THE OPINION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY QUARTERDECK.

      The opinion addresses only the fairness, from a financial point of view, of the consideration to the Tech-Sym common stockholders pursuant to the merger agreement and does not constitute a recommendation to Tech-Sym common stockholders. The opinion does not address Tech-Sym's underlying business decision to effect the merger.

      In connection with the preparation of the opinion, Quarterdeck made the reviews, analyses and inquiries that it deemed necessary and appropriate under the circumstances. Among other things, Quarterdeck:

      (i) reviewed the merger agreement and discussed with the officers of Tech-Sym the course of negotiations with purchaser;

      (ii) reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to Quarterdeck by Tech-Sym, taking into account (a) the growth prospects of Tech-Sym and the various market segments in which it competes, (b) the relation of projected trends to Tech-Sym's historical performance and track record of meeting its forecasts, and (c) changes in management, organization structure and management practices at certain subsidiaries;

      (iii) met with Tech-Sym corporate office and subsidiary management regarding the business prospects, financial outlook and operating plans of each subsidiary of Tech-Sym;

      (iv) performed a discounted cash flow analysis to analyze the present value of the future cash flow streams that Tech-Sym is expecting to generate, which included various sensitivity analyses that addressed potential effects to Tech-Sym's financial forecasts and projections and an assessment of Tech-Sym's net asset value in relation to potential value available to the shareholders;

      (v) considered the current and historical market prices of the Tech-Sym common stock, as well as the limited trading volume and public float of the Tech-Sym common stock;

      (vi) compared the valuation in the public market of companies similar to that of Tech-Sym and to that of its individual subsidiaries in market, product types, and size;

      (vii) estimated the potential proceeds that could be attained by the sale of Tech-Sym's individual subsidiaries separately, based upon a discounted cash flow analysis of the future cash flow stream of each subsidiary, and an analysis of consideration received in sale transactions involving similar companies;

      (viii)compared the merger consideration described in the merger agreement to the proceeds holders of Tech-Sym common stock could potentially receive if the individual subsidiaries were sold in separate transactions, taking into consideration an analysis of the impact of corporate taxes on such transactions provided by Tech-Sym;

      (ix) considered the number, and breadth of alternative buyers or merger candidates, and evaluated and assessed all offers submitted, whose possible interest in a transaction was solicited and considered by Tech-Sym since the public announcement by Tech-Sym made on December 13, 1999; and

      (x) Considered the capital structure, financial support, and transactional track record of IDT.

      In its review and analysis and in formulating its opinion, Quarterdeck has assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to it by Tech-Sym or publicly available, and has not attempted to independently verify any of such information. With respect to the financial projections and other information provided by Tech-Sym's management, Quarterdeck was advised that in management's opinion such forecasts and other information were reasonably prepared using the best currently available estimates and judgments as to the financial and operational timing and achievability thereof. Quarterdeck has assumed that there have been no material changes in Tech-Sym's assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to Quarterdeck. In addition, Quarterdeck has not conducted a physical inspection of the properties and facilities of Tech-Sym and has not made or obtained an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of Tech-Sym. Quarterdeck's opinion is necessarily based on the economic and market conditions and other circumstances as they exist and are evaluated by it on the date of its written opinion.

      The independent valuation analysis resulted in a range of potential implied prices of from $28.50 to $31.25 for each share of Tech-Sym common stock to be acquired in the Merger.

    VALUATION OF TECH-SYM

      SELECTED COMPANY ANALYSIS

      Quarterdeck compared selected historical stock market and balance sheet data and financial ratios for Tech-Sym to the corresponding multiples and ratios of selected aerospace, defense and wireless communications companies. Quarterdeck selected the companies used in this analysis based on a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of Tech-Sym. The data and ratios Quarterdeck compared included, among other things, market value of invested capital (current stock price multiplied by the shares outstanding plus all indebtedness of the company plus any preferred stock outstanding) less cash and marketable securities ("MVIC") to: (a) last 12 months ("LTM") revenue; (b) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA"); and (c) LTM earnings before interest and taxes ("EBIT").

      SELECTED TRANSACTION ANALYSIS

      Using publicly available information, Quarterdeck analyzed the purchase price and implied transaction value multiples paid in selected transactions in the aerospace, defense and wireless communications industries. Quarterdeck selected the companies used in this analysis based upon a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of Tech-Sym ("Selected Transactions"). Quarterdeck compared the purchase price paid (including total equity value plus assumption of any liabilities) in the Selected Transactions as multiples of LTM revenue, LTM EBITDA and LTM EBIT. All of the multiples were based upon information available at the time of the announcement of the transaction. Because information about each of the multiples described above was not publicly available for all of the transactions identified, Quarterdeck's computation of the mean and median multiples was based, in each case, only on transactions for which relevant information about the multiple was publicly available.

      SELECTED PREMIUM ANALYSIS

      Using publicly available information, Quarterdeck reviewed the premiums paid in merger and acquisition transactions involving companies operating in the aerospace, defense and wireless communications industries. Quarterdeck compared the premium offered in these transactions for the period of one day, seven days and thirty days prior to the announcement of a transaction (the "Stated Period") with the premium offered by the consideration for Tech-Sym.

      No company, transaction or business used in the "Selected Company Analysis," "Selected Transaction Analysis" or "Selected Premium Analysis" as a comparable is identical to Tech-Sym or the Merger. Accordingly, the results of the foregoing are not entirely mathematical. Instead it involves complex considerations and judgments concerning differences in financial and operating characteristics of each of the businesses that could affect the multiples being used for comparison.

      DISCOUNTED CASH FLOW ANALYSIS

      Quarterdeck's discounted cash flow approach utilized projections for Tech-Sym, as prepared by the management of Tech-Sym, as well as a discounted case. Quarterdeck calculated a net present value of discounted free cash flows for fiscal years 2000 through 2003 using a range of risk-adjusted rates of return, or "discount rates." Quarterdeck then added to this range of values a discounted terminal value calculated using a range of terminal multiples of 2003 EBITDA and the same discount rates.

     FAIRNESS CONCLUSION

      Based on the analyses described above, Quarterdeck concluded that the consideration is fair to the Tech-Sym common shareholders, from a financial point of view.

CERTAIN EFFECTS OF THE MERGER

      Pursuant to the merger agreement, following approval of the merger agreement and subject to the fulfillment or waiver of certain conditions, T-S Acquisition will be merged with and into Tech-Sym, and Tech-Sym will continue as the Surviving Corporation. As a result of the Merger, you will be entitled to receive $30.00 in cash for each of your shares of Tech-Sym common stock outstanding at the time of the Merger.

      Following the Merger, Tech-Sym's stockholders will cease to participate in Tech-Sym's future earnings or growth or benefit from any increases, if any, in the value of Tech-Sym stock. Upon completion of the Merger, Tech-Sym will no longer be quoted on the New York Stock Exchange, trading information will no longer be available and the registration of Tech-Sym common stock under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), will be terminated, and Tech-Sym will be relieved of the obligation to comply with the public reporting requirements of the Exchange Act.

      At the close of the Merger, unexercised options to purchase common stock under our stock option plans or otherwise, whether vested or unvested, will be converted into cash. See "Merger-Treatment of Tech-Sym Stock Options."

      Tech-Sym's articles of incorporation and by-laws in effect immediately before the Merger will, at the effective time of the Merger, be amended and restated in the form of T-S Acquisition's articles of incorporation and bylaws. T-S Acquisition's directors and executive officers immediately before the Merger will become Tech-Sym's directors and executive officers immediately after the Merger.

      The receipt of cash pursuant to the Merger will be a taxable transaction. See "-Federal Income Tax Consequences."

FEDERAL INCOME TAX CONSEQUENCES

      The following discussion is a general summary of the material United States federal income tax consequences of the Merger. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service (the "Service"), as currently in effect, all of which are subject to change at anytime, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of Tech-Sym common stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold Tech-Sym common stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar or to persons who have received their Tech-Sym common stock as compensation. Further, this discussion does not address the state, local or foreign tax consequences of the Merger.

      The receipt of the cash payment of $30.00 per share by holders of Tech-Sym common stock will be a taxable transaction for federal income tax purposes. Each holder's gain or loss per share will be equal to the difference between $30.00 and the holder's basis per share in the Tech-Sym common stock. Except as provided in the following paragraph, if a holder holds Tech-Sym common stock as a capital asset, the gain or loss from the exchange will be a capital gain or loss. This gain or loss will be long-term if the holder's holding period is more than twelve months. Under current law, net long-term capital gains of individuals are subject to a maximum federal income tax rate of 20% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions) whereas the maximum federal income tax rate on ordinary income and net short-term capital gains (i.e., gain on capital assets held for less than twelve months) of an individual is currently 39.6% (not taking into account any phase-out of tax benefits such as personal exemptions and certain itemized deductions). For corporations, capital gains and ordinary income are taxed at the same maximum rate of 35%. Capital losses are currently deductible only to the extent of capital gains plus, in the case of taxpayers other than corporations, $3,000 of ordinary income ($1,500 in the case of married individuals filing separate returns). In the case of individuals and other non-corporate taxpayers, capital losses that are not currently deductible may be carried forward to other years, subject to certain limitations. In the case of corporations, capital losses that are not currently deductible may generally be carried back to each of the three years preceding the loss year and forward to each of the five years succeeding the loss year, subject to certain limitations.

      A holder of Tech-Sym common stock may be subject to backup withholding at the rate of 31% with respect to payments of cash consideration received pursuant to the Merger, unless the holder (a) provides a correct taxpayer identification number ("TIN") in the manner required or (b) is a corporation or other exempt recipient and, when required, demonstrates this fact. To prevent the possibility of backup federal income tax withholding on payments made to certain holders with respect to shares of Tech-Sym common stock pursuant to the Merger, each holder must provide Continental, the disbursing agent, with such holders's correct TIN by completing a Form W-9 or Substitute Form W-9. A holder of Tech-Sym common stock who does not provide Continental with such holder's correct TIN may be subject to penalties imposed by the Service, as well as backup withholding. Any amount withheld under these rules will be creditable against the holder's federal income tax liability. Tech-Sym (or its agent) will report to the holders of Tech-Sym common stock and the Service the amount of any "reportable payments," as defined in Section 3406 of the Code, and the amount of tax, if any, withheld with respect thereto.

      YOU SHOULD CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY TO YOUR PARTICULAR SITUATION OF THE TAX CONSIDERATIONS CONTAINED IN THIS SUMMARY AND THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

                                   THE MERGER

      THE FOLLOWING IS A BRIEF SUMMARY OF MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT AND INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. YOU SHOULD READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A MORE COMPLETE DESCRIPTION OF THE MERGER. IN THE EVENT OF ANY DISCREPANCY BETWEEN THE TERMS OF THE MERGER AGREEMENT AND THE FOLLOWING SUMMARY, THE MERGER AGREEMENT WILL CONTROL.

EFFECTIVE TIME

      The merger agreement provides that the Merger will become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such other time as the parties may agree and specify in the Articles of Merger (the "Effective Time"). If the Merger is approved at the special meeting by the holders of a majority of all outstanding shares of common stock, and the other conditions to the Merger are satisfied or waived, it is currently anticipated that the Merger will become effective as soon as practicable after the special meeting; however, there can be no assurance as to the timing of the consummation of the Merger or that the Merger will be consummated.

THE MERGER AND MERGER CONSIDERATION

      At the Effective Time, Tech-Sym will merge with T-S Acquisition, a newly formed wholly-owned subsidiary of IDT, and the separate corporate existence of T-S Acquisition will cease. Tech-Sym will be the Surviving Corporation and will become a wholly owned subsidiary of IDT following the Merger. Pursuant to the merger agreement and at the Effective Time:

      o each share of Tech-Sym common stock outstanding immediately prior to the Effective Time will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive cash in the amount of $30.00 per share;

      o each outstanding share of T-S Acquisition will be canceled and converted into one share of common stock of Tech-Sym;

      o each share of Tech-Sym common stock issued and outstanding immediately prior to the Effective Time that is owned by IDT or Tech-Sym will automatically be canceled, retired and cease to exist and no payment will be made with respect thereto; and

      o each certificate representing shares of Tech-Sym common stock that has been converted to cash under the terms of the merger agreement will, after the Effective Time, evidence only the right to receive, upon the surrender of such certificate, cash in the amount of $30.00 per share.

TREATMENT OF TECH-SYM STOCK OPTIONS

      Upon consummation of the Merger, each Tech-Sym stock option (the "Tech-Sym Options") outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, will be canceled and each optionholder will be entitled to receive, subject to any applicable withholding taxes, an amount equal to the product of (i) the total number of shares of Tech-Sym common stock subject to the Tech-Sym Options and (ii) the difference between $30.00 and the option exercise price for such Tech-Sym Options, payable in cash immediately following the Merger.

FINANCING; SOURCES OF FUNDS

      IDT's obligations under the merger agreement are not subject to financing. IDT is working with its existing lenders, which include First Union National Bank, AmSouth Capital Corp. and Whitney & Co., as well as other financing sources, to arrange for the financing required to consummate the Merger.

REGULATORY REQUIREMENTS

      Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), certain acquisition transactions may not be consummated unless notice has been given and certain information furnished to the Antitrust Division of the United States Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified waiting period requirements have been satisfied, unless earlier termination has been granted.

      Tech-Sym and IDT have each made their respective filings with the Department of Justice and the Federal Trade Commission. The applicable waiting period will expire on August 24, 2000. The Department of Justice and the Federal Trade Commission, as well as a state or private person, may challenge the Merger at any time before or after its completion. Neither Tech-Sym nor IDT is aware of any other material governmental or regulatory approval required for completion of the Merger, other than compliance with applicable corporate law of Delaware and Nevada.

ANTICIPATED ACCOUNTING TREATMENT

      Tech-Sym intends to treat the Merger as a purchase for accounting and financial reporting purposes, which means that IDT will treat Tech-Sym as a separate entity for periods prior to the Effective Time and, thereafter, as a wholly-owned subsidiary of IDT.

RIGHTS OF DISSENTING STOCKHOLDERS

      Under Nevada law, because Tech-Sym is a publicly traded corporation on the New York Stock Exchange, the common stockholders have no dissenters' rights of appraisal.

DELISTING OF TECH-SYM COMMON STOCK

      As a result of the Merger, the common stock of Tech-Sym will be delisted from the New York Stock Exchange.

FEES AND EXPENSES

      We estimate that merger-related fees and expenses, consisting primarily of financial advisory fees, SEC filing fees, fees and expenses of investment bankers, attorneys and accountants and other related charges, will total approximately $3.26 million, assuming the Merger is completed. This amount consists of the following estimated fees:

                    DESCRIPTION                               AMOUNT
                    -----------                            ----------
          Advisory fees and expenses ..................    $2,850,000
          Legal fees and expenses .....................       200,000
          Accounting fees and expenses ................        10,000
          SEC filing fee ..............................        36,367
          Printing, solicitation and mailing costs ....        15,000
          Miscellaneous expenses ......................       145,000
                                                           ----------
          Total .......................................    $3,256,367

      Tech-Sym will be responsible for paying all of its expenses incurred in connection with the Merger, except that fees relating to the HSR Act filings and any SEC filings and the expenses incurred in connection with the printing and mailing of the proxy statement will be shared equally by IDT and Tech-Sym. These expenses will not reduce the merger consideration to be received by Tech-Sym's stockholders.

                              THE MERGER AGREEMENT

      THE FOLLOWING IS A BRIEF SUMMARY OF CERTAIN MATERIAL PROVISIONS OF THE MERGER AGREEMENT THAT HAVE NOT BEEN PREVIOUSLY DISCUSSED. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, WHICH IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX A AND IS INCORPORATED HEREIN BY REFERENCE.

REPRESENTATIONS AND WARRANTIES

      In the merger agreement, Tech-Sym made customary representations and warranties to the other parties with respect to its business, organization, operations and financial condition and other matters. The merger agreement also contains customary representations and warranties of IDT and T-S Acquisition relating to their business and the financing for the Merger. The representations and warranties in the merger agreement do not survive after the Effective Time, except certain covenants and agreements which by their terms contemplate performance following the Effective Time.

THE EXCHANGE FUND

      Continental has been appointed as the exchange agent (the "Exchange Agent") in connection with the Merger. Continental will receive a fee as compensation for its services plus reimbursement of its out-of-pocket expenses in connection with such services.

      As of the Effective Time, IDT will deposit or cause to be deposited with the Exchange Agent, cash in the amount equal to the aggregate merger consideration, such amount being hereinafter referred to as the "Exchange Fund," for the benefit of holders of shares of the common stock, other than common stock canceled without consideration pursuant to the merger agreement. The Exchange Agent will invest the Exchange Fund, as directed by IDT, on a daily basis. Any interest or other income resulting from such investments will be paid to IDT.

      As soon as practicable after the Effective Time, the Exchange Agent will mail to each record holder of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of common stock that have been converted pursuant to the merger agreement into the right to receive merger consideration, a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. The letter of transmittal will specify that the delivery will be effected, and risk of loss and title will pass, only upon delivery of the stock certificates representing shares of Tech-Sym common stock to Continental.

      Each holder of a share of Tech-Sym common stock that has been converted into the right to receive the cash payment of $30.00 per share, upon surrender to Continental of a stock certificate or certificates representing such shares, together with a properly completed letter of transmittal covering such shares, shall receive a check representing the amount of such cash payment. Until so surrendered, each such stock certificate will, after the Effective Time, represent for all purposes only the right to receive such cash payment. No interest will be paid or will accrue on the cash payment.

      If payment of the merger consideration is to be made to a person other than the person in whose name the certificate surrendered is registered, it will be a condition of payment that the certificate so surrendered will be properly endorsed, together with signature guarantees on such certificate, or otherwise be in proper form for transfer and that the person requesting such payment pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the merger consideration to a person other than the registered holder thereof or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

      Six months after the Effective Time, the Exchange Agent will deliver to IDT, upon demand, any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of certificates (including the proceeds of any investments thereof), and any holders of certificates who have not theretofore complied with the above-described procedures to receive payment of the merger consideration may look only to IDT for payment of the merger consideration to which they are entitled.

      At and after the Effective Time, there will be no further registration of transfers of Tech-Sym common stock on the records of Tech-Sym or its transfer agent. From and after the Effective Time, the holders of Tech-Sym common stock will cease to have any rights with respect to such shares except as provided in the merger agreement or applicable law.

      STOCKHOLDERS SHOULD NOT SEND THEIR CERTIFICATES NOW AND SHOULD SEND THEM ONLY PURSUANT TO INSTRUCTIONS SET FORTH IN THE LETTER OF TRANSMITTAL TO BE MAILED TO STOCKHOLDERS PROMPTLY AFTER THE EFFECTIVE TIME. IN ALL CASES, THE MERGER CONSIDERATION WILL BE PROVIDED ONLY IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT AND SUCH LETTER OF TRANSMITTAL.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

      Tech-Sym has agreed that, until the completion or termination of the Merger, unless IDT consents in writing, Tech-Sym and its subsidiaries will conduct their businesses in the ordinary course of business in substantially the manner conducted prior to the date of the merger agreement. Tech-Sym has also agreed to, and cause its subsidiaries to, use reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it.

      Except as expressly contemplated by the merger agreement or the other agreements related thereto, Tech-Sym has further agreed, until the completion or termination of the Merger, unless IDT consents in writing, that Tech-Sym:

      o shall not fail to confer at such times as IDT may reasonably request with one or more representatives of IDT to report operational matters and the status of ongoing operations;

      o shall not fail to notify IDT of any emergency or other change in normal operating conditions, or of any complaints, investigations or hearings of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a material adverse effect on Tech-Sym;

      o shall not authorize or pay dividends or make any other distribution on its capital stock;

      o shall not enter into or amend any employment, severance or similar agreement or arrangements with any director or executive officer;

      o shall not authorize, propose, or enter into an agreement relating to any merger, consolidation or business combination other than as contemplated by the merger agreement;

      o shall not authorize, propose, or enter into any agreement with respect to the acquisition of any assets or securities or the disposition of any assets, securities or any release or relinquishment of any contractual rights other than as contemplated by the merger agreement;

      o     shall not propose or adopt any amendments to its charter or bylaws;

      o shall not issue, purchase or redeem any shares of its capital stock or otherwise change its capitalization as it existed on March 31, 2000, other than pursuant to the exercise of options outstanding on March 31, 2000 and as permitted pursuant to the terms of the merger agreement;

      o shall not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date of the merger agreement, to acquire any shares of its capital stock except as permitted by the merger agreement;

      o shall not adopt or amend any employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated by the merger agreement;

      o shall not enter into any loan agreements except for letters of credit in the ordinary course of business;

      o shall not make or change any material tax elections, settle any material claim or compromise any tax liability;

      o shall not settle, compromise or otherwise terminate any litigation, claim or other settlement negotiation; and

      o shall not authorize, agree to take or take any action described in the bullet points above or take any action that would make untrue or incorrect any of the representations or warranties of Tech-Sym in the merger agreement.

ADDITIONAL AGREEMENTS OF TECH-SYM

      Tech-Sym has further agreed, among other things specifically identified in the merger agreement:

      o to provide IDT reasonable access to its facilities, records and all other information as IDT may reasonably request;

      o prepare and file the proxy statement with the SEC as soon as it is reasonable practicable and use reasonable best efforts to have the proxy statement cleared by the SEC under the Exchange Act;

      o take all reasonable action to comply with the state blue sky or federal or state securities laws in connection with the transactions contemplated by the merger agreement;

      o cooperate with IDT to remove any injunction or other impediment to the consummation of the Merger;

      o to make all necessary filings and obtain any consents and approvals as may be required in connection with the merger agreement and the Merger; and

      o to consult with IDT and obtain prior approval of IDT before issuing any press release or making any other public disclosure regarding the merger agreement or the transactions contemplated thereby, except as may be required by law, by obligations of Tech-Sym pursuant to any listing agreement with any national securities exchange or relating to consultation with its legal counsel, financial advisor or accountants relating to the transaction contemplated by the merger agreement.

DIRECTOR AND OFFICER INDEMNIFICATION

      Pursuant to the terms of the merger agreement, and subject to any limitation imposed from time to time under applicable law, all rights of indemnification available to the present and former officers and directors of Tech-Sym and its subsidiaries in respect of acts or omissions occurring prior to the Effective Time, shall remain available for six years following the Effective Time, to the maximum extent provided under Tech-Sym's articles of incorporation and by-laws, as in effect on the date of the execution of the merger agreement.

      Pursuant to the merger agreement, for six years after the Effective Time, IDT and the Surviving Corporation will indemnify and hold harmless Tech-Sym's present and former officers and directors for acts or omissions occurring before the Effective Time of the Merger to the extent provided under Tech-Sym's articles of incorporation and by-laws in effect on the date of the merger agreement. For six years after the Effective Time, IDT will provide officers' and directors' liability insurance for acts or omissions occurring before the Effective Time of the Merger covering each such person currently covered by Tech-Sym's officers' and directors' liability insurance policy on terms with respect to coverage and amount substantially equivalent to the directors' and officers' liability insurance policies of IDT; provided, that the cost of such insurance will not exceed 150% of the amount per annum IDT currently pays for such insurance coverage on its directors and executive officers. See "Interests of Certain Persons in the Merger-Indemnification and Insurance."

COOPERATION AND REASONABLE EFFORTS

      Pursuant to the merger agreement, and subject to certain conditions and limitations described therein, the parties have agreed to cooperate with each other and to use their respective reasonable best efforts to take all action under the terms of the merger agreement and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by the merger agreement.

CONDITIONS TO THE MERGER

      Tech-Sym's and IDT's respective obligations to complete the Merger and the related transactions are subject to the satisfaction or waiver of each of the following conditions before completion of the Merger:

      o the representations and warranties of each party must be true and correct when made and as of the closing of the Merger, except for changes contemplated by the merger agreement, or where such representation or warranty speaks of a different date or the failure to be true and correct could not reasonably be expected to have a material adverse effect on such party;

      o each party has complied in all material respects with all of its covenants in the merger agreement, except where the failure to perform or comply with such covenants could not reasonably be expected to have a material adverse effect on such party;

      o each party has received a certificate executed on behalf of the other party's chairman of the board and chief executive officer or vice president to the effect that the conditions set forth in the immediately preceding bullet points have been satisfied;

      o the merger agreement and the Merger have been approved by the affirmative vote of a majority of the holders of the issued and outstanding shares of Tech-Sym's common stock;

      o no order, writ, injunction or decree is in force or pending that makes the Merger illegal or otherwise prohibits completion of the Merger; and

      o all consents, approvals and authorization legally required to consummate the Merger and the other transactions contemplated by the merger agreement must have been obtained from all governmental entities, including such approvals, waivers and consents as may be required under the antitrust laws.

NO SOLICITATION OF TAKEOVER PROPOSALS; RIGHT TO ENTER INTO SUPERIOR PROPOSAL

      The merger agreement provides that Tech-Sym will not (whether directly or indirectly through advisors, agents or other intermediaries) solicit, initiate or encourage (including by way of providing information) or take any other action designed to facilitate any "Target Takeover Proposal" or participate in any discussions or negotiations for a Target Takeover Proposal. A Target Takeover Proposal includes an inquiry, proposal or offer relating to (A) any direct or indirect acquisition or purchase of more than (x) 15% of the net revenues, net income or assets or Tech-Sym and its subsidiaries taken as a whole, or (y) 15% of the equity securities of Tech-Sym and its subsidiaries, (B) any tender offer or exchange offer that if consummated would result in any person beneficially owning greater than 15% of any equity securities of Tech-Sym and its subsidiaries, or (C) any merger, liquidation, consolidation, dissolution, business combination or similar transaction involving Tech-Sym and its subsidiaries, other than the transactions contemplated by the merger agreement. In addition, the merger agreement provides that neither the board of directors nor any committee of the board of directors of Tech-Sym shall withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to IDT, the approval or recommendation by the board of directors, or any committee of the board of directors of Tech-Sym, approve or recommend a proposal publicly to approve or recommend, any Target Takeover Proposal or cause Tech-Sym to enter into any other letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Target Takeover Proposal (each, a "Target Takeover Proposal"), in each case except as otherwise permitted by the merger agreement as discussed below.

      The merger agreement also provides that Tech-Sym will promptly notify IDT of any request by a third party for information or of any Target Takeover Proposal, the material terms and conditions of such request or Target Takeover Proposal and the identity of the other person making such request or Target Takeover Proposal. Upon the request of IDT, Tech-Sym will keep IDT informed on the status and details relating to any such request or Target Takeover Proposal.

      The non-solicitation provision contained in the merger agreement permits Tech-Sym, its subsidiaries and their directors and officers, in response to a "Target Superior Proposal" which did not result from a breach of the merger agreement, to furnish information with respect to Tech-Sym and its subsidiaries to any party making a "Target Superior Proposal" and participate in discussions and negotiations regarding, the Target Superior Proposal, for a period of 10 business days after giving notice to IDT of Tech-Sym's decision to take such action, if required by the fiduciary obligations of the board of directors, as determined in good faith by Tech Sym's board of directors after consultation with outside legal counsel. A "Target Superior Proposal," means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, of more than 50% of the combined voting power of the shares of Tech-Sym's common stock then outstanding or all or substantially all of the assets of Tech-Sym, (ii) that is otherwise on terms or substantially on terms which the board of directors of Tech-Sym determines in its good faith judgement (based on the advise of a financial advisor of nationally recognized reputation) to be more favorable to Tech-Sym's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgement of the board of directors of Tech-Sym, is reasonably capable of being obtained by such third party, and (iv) for which, in the good faith judgement of the board of directors of Tech-Sym, no regulatory approvals are required, including anti-trust approvals, that could reasonably be expected to be obtained. In the event that, prior to the time of the meeting to the Tech-Sym stockholders to consider and vote upon the Merger, the board of directors, of Tech-Sym determines in good faith that there is a substantial probability that the approval of the Tech-Sym stockholders will not be obtained due to the existence of a Target Superior Proposal, the board of directors of Tech-Sym may (subject to this and the following sentences) terminate the merger agreement and concurrently with or after such termination, if it so chooses, cause Tech-Sym to enter any acquisition agreement relating to the Target Superior Proposal, but only at a time that is during the applicable period provided in the merger agreement and is after the third business day following IDT's receipt of written notice advising IDT that the board of directors of Tech-Sym is prepared to accept a Target Superior Proposal specifying the material terms and conditions of such Target Superior Proposal and identifying the person making such Target Superior Proposal. In such event, Tech-Sym would be required to pay IDT a $9 million termination fee. See "- Termination Fee" below.

TERMINATION OF THE MERGER AGREEMENT

      The merger agreement may be terminated at any time before the completion of the merger, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Tech-Sym, as summarized below:

      o the merger agreement may be terminated by mutual written consent of IDT and Tech-Sym;

      o the merger agreement may be terminated by either Tech-Sym or IDT if the conditions to completion of the Merger would not be satisfied because of either (a) a material breach of an agreement or obligation in the merger agreement by the other party or (b) a material breach of a representation, warranty or covenant of the other party in the merger agreement, and such breach shall not have been cured within 30 business days following receipt of written notice by the non-breaching party or is otherwise incapable of being cured;

      o the merger agreement may be terminated by either Tech-Sym or IDT if the Merger is not completed, without the fault of the terminating party, by December 31, 2000;

      o     the merger agreement may be terminated by either Tech-Sym or IDT if
            (a) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger or (b) a final court or governmental order prohibiting the Merger is issued and is final and not appealable; provided that, the party seeking to terminate the agreement has used reasonable best efforts to remove such order;

      o the merger agreement may be terminated by IDT if the Merger fails to receive requisite stockholder approval; or

      o the merger agreement may be terminated by Tech-Sym upon written notice to IDT if Tech-Sym has entered into a definitive agreement in connection with a Target Superior Proposal and makes simultaneous payment to IDT of the $9 million termination fee.

      The party desiring to terminate the merger agreement shall give written notice of such termination to the other party in accordance with the terms thereof. In the event of termination of the merger agreement, no party shall have any liability or further obligation to any other party except for the following: (a) a party that is in material breach of its representations, warranties or covenants under the merger agreement shall be liable for damages incurred by the other parties to the extent that such damages are proximately caused by such breach, and (b) Tech-Sym shall pay a $9 million termination fee to IDT under certain circumstances.

TERMINATION FEE

      In accordance with the terms of the merger agreement, Tech-Sym must immediately pay IDT a $9 million termination fee if the merger agreement is terminated by Tech-Sym because Tech-Sym has entered into a definitive agreement in connection with a Target Takeover Proposal. In addition, Tech-Sym must pay IDT a $9 million termination fee if the merger agreement is terminated following the receipt by Tech-Sym of a Target Takeover Proposal after the execution of the merger agreement, for any of the following reasons:

      o if the merger agreement is terminated by IDT because there has been a material misrepresentation or material breach on the part of Tech-Sym in the representations, warranties or covenants of Tech-Sym set forth in the merger agreement, or if there has been any material failure by Tech-Sym to comply with its obligations under the merger agreement which breach or failure has not been cured within the time limits specified in the merger agreement;

      o if IDT terminates the merger agreement due to the failure to obtain the required approval of the Tech-Sym stockholders at the Tech-Sym stockholder meeting; or

      o if either IDT or Tech-Sym terminates the merger agreement due to a failure to complete the merger by December 31, 2000 without the fault of the terminating party;

and, in each case, within 18 months following the termination of the merger agreement for one of these reasons, Tech-Sym or any of its subsidiaries enters into a Target Acquisition Agreement or consummate any Target Takeover Proposal (except, for this purpose, the references to 15% in the definition of a Target Takeover Proposal is deemed to be changed to 50%).

      If Tech-Sym fails to pay the termination fee in accordance with the terms of the merger agreement, and IDT initiates a lawsuit to obtain such payment, Tech-Sym will be liable to IDT for the costs and expenses, including reasonable attorneys' fees, in connection with this suit, together with interest on the amount of the termination fee at the prime rate of Citibank, N.A. in effect on the date the termination fee was required to be paid.

EXTENSION, WAIVER AND AMENDMENT

      The merger agreement may be amended or its conditions precedent to closing waived at any time before or after the special meeting, but after the special meeting no amendment or waiver shall be made without the further approval of Tech-Sym's stockholders which reduces the consideration payable to the stockholders, or changes the form of such consideration. Any amendment to the merger agreement must be in writing and signed by all of the parties.

      Either Tech-Sym or IDT may, in writing, extend the other's time for the performance of any of the obligations or other acts under the merger agreement, waive any inaccuracies in the other's representations and warranties and waive compliance by the other with any of the agreements or conditions contained in the merger agreement.

                   INTERESTS OF CERTAIN PERSONS IN THE MERGER

      In considering the recommendation of the Special Committee and the board of directors, you should be aware that certain of Tech-Sym's officers and directors have interests in the merger described below, that present actual or potential conflicts of interest in connection with the Merger.

INDEMNIFICATION AND INSURANCE

      Pursuant to the merger agreement, for six years after the Effective Time, IDT and the Surviving Corporation will indemnify and hold harmless Tech-Sym's present and former officers and directors for acts or omissions occurring before the Effective Time of the Merger to the extent provided under Tech-Sym's articles of incorporation and by-laws in effect on the date of the merger agreement. For six years after the Effective Time, IDT will provide officers' and directors' liability insurance for acts or omissions occurring before the close of the Merger covering each such person currently covered by Tech-Sym's officers' and directors' liability insurance policy on terms with respect to coverage and amount substantially equivalent to the directors' and officers' liability insurance policies of IDT; provided, that the cost of such insurance will not exceed 150% of the amount per annum IDT currently pays for such insurance coverage on its directors and executive officers. "See "Merger Agreement-Director and Officer Indemnification."

TREATMENT OF STOCK OPTIONS

      Certain directors, officers and employees have received options to acquire shares of Tech-Sym common stock under Tech-Sym's stock option plans and otherwise. Upon consummation of the Merger, each Tech-Sym stock option outstanding immediately prior to the effective time, whether or not then vested or exercisable, will be canceled and each optionholder will be entitled to receive (subject to any applicable withholding taxes, as the case may be), an amount equal to the product of (i) the total number of shares of Tech-Sym common stock subject to such Tech-Sym stock option and (ii) the difference between $30.00 and the option exercise price for such Tech-Sym stock option, payable in cash immediately following the Merger.

      The table below shows the number of options currently held by each of Tech-Sym's executive officers and directors and the amounts to be paid to these individuals at the effective time of the Merger in exchange for cancellation of these options.

NAME OF EXECUTIVE OFFICER OR DIRECTOR   NUMBER OF OPTIONS   CASH AMOUNT TO BE RECEIVED
-------------------------------------   -----------------   --------------------------
J. Michael Camp .....................             125,000   $                1,103,125
A. Larry Collins ....................              23,000                      259,750
W. L. Creech ........................              21,000                      164,875
Michael C. Forrest ..................              26,000                      102,125
Richard S. Friedland ................              15,000                      111,255
A. A. Gallotta, Jr ..................              21,000                      164,875
Wendell W. Gamel ....................              55,000                      646,250
Paul L. Harp ........................              29,500                      286,250
James R. Henderson ..................              10,000                       46,250
Charles B. Johnson ..................              34,500                      362,500
Warren G. Lichtenstein ..............              10,000                       46,250
J. Rankin Tippins ...................              33,000                      295,500
Charles K. Watt .....................              21,000                      164,875

INCENTIVE AND NONCOMPETITION AGREEMENTS

      In March of 2000, Tech-Sym canceled Termination Agreements providing benefits of up to three years of salary, bonus, and standard employee benefits and entered into Incentive Agreements and Noncompetition Agreements with Messrs. Camp, Johnson, Tippins, and Harp. The Incentive Agreements provide for payments of $970,000, $425,000, $700,000 and $535,000 to Messrs. Camp, Johnson, Tippins
and Harp, respectively, in the event of a change in control of Tech-Sym unless such executive's employment was previously terminated by Tech-Sym for cause or by the executive for any reason other than "good reason." With certain exceptions, the incentive payment amounts shall be reduced if the net present value of accelerated stock options is or will be subject to any excise tax under
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") so that no portion of the incentive payments is determined to be an "excess parachute payment" and not fully deductible by Tech-Sym as a result of Section 280G of the Code. In addition, the Incentive Agreements with Messrs. Tippins and Harp provide for payments of $165,000 and $248,400, respectively, upon a change in control and termination of their lifetime health benefits under Executive Retirement Agreements with Tech-Sym. The Noncompetition Agreements provide for payments of $470,791, $220,690, $341,086 and $273,625 to Messrs. Camp, Johnson,
Tippins and Harp, respectively, upon termination of employment (i) for any reason on or within one year following a change in control of Tech-Sym, or (ii) prior to a change of control if the termination was by Tech-Sym without cause or by the executive for "good reason." The Noncompetition Agreements prohibit the executives for a two year period after termination of employment from disclosing confidential information, competing with the business or products of Tech-Sym or its subsidiaries, soliciting employees of Tech-Sym to leave Tech-Sym, or soliciting customers of Tech-Sym or its subsidiaries for the purpose of selling competitive products. Mr. Collins has entered into an agreement with Enterprise Electronics Corporation ("EEC") which provides for him to receive $75,000 in the event of a change in control of EEC or Tech-Sym.

FEES PAYABLE TO THE FINANCIAL ADVISOR

      Tech-Sym has paid Quarterdeck $250,000 for rendering its fairness opinion and Tech-Sym will pay Quarterdeck a fee of approximately $2,600,000 as compensation for its services as financial advisor to Tech-Sym, upon consummation of the Merger. In addition, Tech-Sym will reimburse Quarterdeck for its reasonable out-of-pocket expenses incurred in connection with the performance of its services. See "Special Factors - Opinion of the Tech-Sym's Financial Advisor."

                  DIRECTORS AND EXECUTIVE OFFICERS OF TECH-SYM

DIRECTORS

J. MICHAEL CAMP             Special Committee Chairman                    Age 50
Director since 1998

      Mr. Camp has served as President and Chief Executive Officer of Tech-Sym since May of 1998 and also serves as Chairman of the Board to which he was elected in July of 1999. Prior to joining Tech-Sym, Mr. Camp served as President and Chief Executive Officer of Olicom, Inc., a company that develops and markets computer network software and hardware products (from 1996 to 1998). Prior thereto, he served in various capacities at Northern Telecom Inc., including Vice President and General Manager of the Multimedia Business Applications Division (from 1993 to 1996), Vice President and General Manager of the Data Network Division (from 1992 to 1993), and General Manager of the Network Integration Division (from 1991 to 1992).

W.L. CREECH                 Compensation Committee Chairman           Age 73
Director since 1989         Special Committee Member

      Since his retirement from the United States Air Force as a Four Star General in 1984, General Creech has been an independent business consultant. He is the author of THE FIVE PILLARS OF TQM. During his military career spanning more than 37 years, General Creech held a succession of important posts, including as his last assignment, Commander of the Tactical Air Command USAF. General Creech also serves as a director of Comarco, Inc., and ESEA Corporation.

MICHAEL C. FORREST          Compensation Committee Member             Age 66
Director since 1995         Special Committee Member

      Mr. Forrest has been a consultant to the petroleum exploration industry since his retirement in 1997 from his position as the Senior Vice President of Technology and Business Development at Maxus Energy Corporation, a position he held since 1994. Mr. Forrest joined Maxus in 1992 as Vice Chairman and Chief Operating Officer and served on its board from 1992 to 1995, at which time Maxus was acquired by YPF S.A. Prior to that, Mr. Forrest was President of Pecten International Co., a subsidiary of Shell U.S.A., and had worked within the exploration and production divisions of Shell for 37 years. He is a director of Matador Petroleum Corporation, a private oil company.

RICHARD S. FRIEDLAND        Audit Committee Member                    Age 49
Director since 1998         Special Committee Member

      Mr. Friedland was the Chairman of the Board and Chief Executive Officer of NextLevel Systems, Inc., a worldwide supplier of communication networks created by the three-way split of General Instrument Corporation, from July 1997 to October 1997. He previously served as Chairman of the Board and Chief Executive Officer of General Instrument Corporation from 1995 to 1997, its President and Chief Operating Officer from 1993 until 1995 and Chief Financial Officer from 1992 to 1994. He also serves as a director of Applied Digital Solution, Inc., Zilog, Inc., and Video Network Communication, Inc.

A.A. GALLOTTA, JR.          Audit Committee Chairman                  Age 67
Director since 1986         Special Committee Member

      Admiral Gallotta has been President of AAG Associates, Inc., a consulting firm for electronic companies, since 1985, the year that he retired from the United States Navy as a Rear Admiral. From 1988 to 1990, he served as President and Director of SWL, Inc., a technical support contractor to the United States Department of Defense and a subsidiary of Flow General Corporation. Admiral Gallotta dedicated 23 years of his naval career to electronic warfare related activities and was Vice Commander, Naval Electronics System Command, at the time of his retirement.

WENDELL W. GAMEL            Special Committee Member                  Age 71
Director since 1966

      Mr. Gamel served Tech-Sym as its President and Chief Executive Officer from 1975 to 1998 and as Chairman of the Board from 1980 until his retirement in July 1999. Since his retirement from Tech-Sym, he has been an independent business consultant and professional engineer.

JAMES R. HENDERSON                                                    Age 42
Director since 1999

      Mr. Henderson has been an employee of Steel Partners L.L.C. since August 1999. Prior to that, Mr. Henderson was employed by Aydin Corporation, from June 1996 to June 1999, most recently as President and Chief Operating Officer. Prior to that, Mr. Henderson was employed by the Unisys Corporation, from May 1980 until May 1996, most recently as a Senior Financial Executive. He also serves on the board of ECC International Corp.

WARREN G. LICHTENSTEIN                                                Age 35
Director since 1999

      Mr. Lichtenstein has been the Chairman of the Board of Steel Partners L.L.C., the general partner of Steel Partners II, L.P., since January 1996. Prior to that, Mr. Lichtenstein was Chairman and a director of Steel Partners Ltd. from 1993 until January 1996. Mr. Lichtenstein also serves on the boards of Gateway Industries, Inc., Web Financial Corporation, PLM International, Inc., CPX Corp., ECC International Corp., Puroflow Incorporated, and Saratoga Beverage Group, Inc.

CHARLES K. WATT             Audit Committee Member                    Age 63
Director since 1987         Special Committee Member

      Since 1988, Dr. Watt has served as Chairman of Scientific Research Corporation, a company involved in advanced technology products and services. Since April 1990, Professor Watt has been a faculty member and Executive Assistant to the President at Clemson University. Prior to this appointment, he served as a laboratory director and faculty member at the Georgia Institute of Technology and as Director of Defense Test and Evaluation in the Office of the Secretary of Defense.

EXECUTIVE OFFICERS

      The following table sets forth certain information concerning the current executive officers (as defined by the Securities and Exchange Commission rules) of Tech-Sym. These officers serve at the discretion of the board of directors of Tech-Sym and of various subsidiaries of Tech-Sym, as the case may be.

      NAME                     AGE  POSITION
      -------------------------------------------------------------------------

      J. Michael Camp......... 50   Chairman of the Board, President and Chief
                                    Executive Officer of Tech-Sym and officer and director of various subsidiaries of Tech-Sym

      J. Rankin Tippins....... 47   Vice President, General Counsel and
                                    Secretary of Tech-Sym and officer and
                                    director of various subsidiaries of Tech-Sym

      Paul L. Harp............ 51   Chief Financial Officer, Treasurer and
                                    Controller of Tech-Sym and officer and
                                    director of various subsidiaries of
                                    Tech-Sym.

      David F. Burkey......... 42   President of Continental Electronics
                                    Corporation

      A. Larry Collins........ 64   President of Enterprise Electronics
                                    Corporation

      Charles B. Johnson...... 61   President of Metric Systems Corporation


      There are no family relationships between any of the above persons. Executive officers are elected annually by the board of directors of Tech-Sym or a wholly-owned subsidiary of Tech-Sym, as the case may be, at their respective meetings of directors held immediately following the annual meeting of stockholders for such company, to serve for the ensuing year or until their successors have been elected. There are no arrangements or understandings between any officer and any other person pursuant to which the officer was elected.

      Mr. Tippins was elected Vice President in May of 1999 and has served as General Counsel and Secretary of Tech-Sym since 1991. He is a member of the State Bar of Texas and The Florida Bar.

      Mr. Harp became Chief Financial Officer in February of 2000, served as Treasurer since May of 1999 and has served as Controller of Tech-Sym since July 1996. He previously had served as Secretary, Treasurer and Controller of Metric Systems Corporation since 1982. He is a Certified Public Accountant in Texas and Florida.

      Mr. Burkey was elected President of Continental Electronics Corporation in January of 1999, after serving as Vice President and Chief Operating Officer from August 1998. Prior to that time, he was employed by Olicom A/S, as Executive Vice President from February 1998 to August 1998, and as Chief Financial Officer of its subsidiary, Olicom Inc., from August 1996 to February 1998. Prior thereto, he served in various capacities at Northern Telecom Ltd., including Controller, Multimedia Business Applications Division (from 1994 to
1996) and Senior Manager, Switching Networks (1993 to 1994).

      Mr. Collins was elected President of Enterprise Electronics Corporation in June of 1993 and has continuously served in that capacity ever since.

      Mr. Johnson was elected President of Metric Systems Corporation in May of 1998. He had previously served as its Executive Vice President and General Manager since 1982.

                       PRINCIPAL STOCKHOLDERS OF TECH-SYM

      The following table sets forth as of July 31, 2000, the beneficial ownership of the Tech-Sym common stock of each director, each of the named executive officers , and all executive officers and directors of Tech-Sym as a group:

                                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                -----------------------------------------
                            SOLE VOTING AND       OPTIONS
  NAME OF INDIVIDUAL OF    INVESTMENT POWER     EXERCISABLE       PERCENT OF
          GROUP                   (A)          WITHIN 60 DAYS        CLASS
--------------------------------------------------------------------------------

J. Michael Camp.........            225            30,000              *
A. Larry Collins........          3,519            13,400              *
W. L. Creech............          1,000            21,000              *
Michael C. Forrest .....          1,500            26,000              *
Richard S. Friedland....            --             15,000              *
A. A. Gallotta, Jr......         10,300            21,000              *
Wendell W. Gamel .......         90,982(b)         55,000            2.49%
Paul L. Harp ...........          5,805             7,500              *
James R. Henderson......            --             10,000              *
Charles B. Johnson .....          5,401            22,500              *
Warren G. Lichtenstein .        586,900(c)         10,000           10.27%
J. Rankin Tippins ......         26,489            18,600              *
Charles K. Watt ........         10,000            21,000              *
All directors and
 executive officers as a
 group (14 persons).....        742,274           271,000           16.69%


------------------

 *  Less than one percent (1%)

(a) Includes shares allocated to the employee through his participation in the Tech-Sym Retirement (401(k)) Plan.

(b) Includes 5,000 shares held in trust for Mr. Gamel's adult children in which he disclaims beneficial ownership.

(c) Consists of the shares owned by Steel Partners II, L.P. Mr. Lichtenstein is the Chairman of the Board of Steel Partners II, L.P., and as a result, may be considered the beneficial owner of the shares owned by Steel Partners II, L.P., although Mr. Lichtenstein disclaims such beneficial ownership, except as to his pecuniary interest therein.

      The following table sets forth as of July 31, 2000, the beneficial ownership of Tech-Sym's common stock with respect to each person known by Tech-Sym to be the beneficial owner of more than five percent of Tech Sym's currently outstanding shares of common stock:

                                       AMOUNT AND
                                        NATURE OF
   NAME AND BUSINESS ADDRESS OF        BENEFICIAL
         BENEFICIAL OWNERS              OWNERSHIP         PERCENT OF CLASS
--------------------------------------------------------------------------------

Heartland Advisors, Inc.
790 North Milwaukee Street
Milwaukee WI 53202................   1,305,550(a)              22.51%

Steel Partners II, L.P.
150 East 52nd Street
21st Floor
New York NY 10022................      586,900(b)              10.12%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica CA 90401............      451,700(c)               7.79%

Neuberger & Berman, LLC
605 Third Avenue
New York NY 10158-3698...........      321,650(d)               5.55%

Merrill Lynch Trust Company of
Texas as Trustee of the Tech-Sym
Retirement Plan (the "Trustee")
Suite 1150
2121 San Jacinto Street
Dallas, Texas 752015.............      276,042(e)               4.76%

------------------------------------

(a) According to an amended Schedule 13G dated January 27, 2000, and filed with the Securities and Exchange Commission by Heartland Advisors, Inc., Heartland Advisors, Inc., had sole voting power and sole dispositive power with respect to all such shares.

(b) According to an amended Schedule 13G dated March 20, 2000, and filed with the Securities and Exchange Commission by Steel Partners II, L.P., Steel Partners II, L.P. had sole voting power and sole dispositive power with respect to all such shares.

(c) According to a Schedule 13G dated February 4, 2000, and filed with the Securities and Exchange Commission by Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, Dimensional is deemed to have beneficial ownership of 451,700 shares as of December 31, 1999, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional had sole voting power and sole dispositive power with respect to all such shares. Dimensional disclaims beneficial ownership of all such shares.

(d) According to an amended Schedule 13G dated February 3, 2000, and filed with the Securities and Exchange Commission by Neuberger & Berman, LLC, Neuberger & Berman, LLC, had sole voting power with respect to 204,250 of such shares and shared dispositive power with respect to all such shares. An additional 19,400 shares are owned by employees of Neuberger Berman, LLC, and Neuberger Berman Management, Inc., in which Neuberger Berman, LLC, disclaims beneficial ownership.

(e) According to the information as of June 30, 2000, provided by the Trustee. The shares are held for the benefit of employees and former employees of Tech-Sym who participate in the Tech-Sym Retirement Plan. Each participant may direct the Trustee regarding the voting of such shares allocated to the participant's account. The total number of shares does not include 13,173 shares allocated to the accounts of the executive officers which are included in the table of beneficial ownership by officers and directors above.

                              STOCKHOLDER PROPOSALS

      If the Merger is consummated, there will be no public stockholders of Tech-Sym and no public participation in any future meetings of stockholders of Tech-Sym. However, if the Merger is not consummated, Tech-Sym's public stockholders will continue to be entitled to attend and participate in Tech Sym stockholders' meetings. Pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any stockholder of Tech-Sym who wishes to present a proposal at the next Annual Meeting of Stockholders of Tech-Sym (in the event the Merger is not consummated), and who wishes to have such proposal included in Tech-Sym proxy statement for that meeting, must deliver a copy of such proposal to Tech-Sym at 10500 Westoffice Drive, Suite 200, Houston, Texas 77042,
Attention: Corporate Secretary, so that it is received no later than September 18, 2000.

      If Tech-Sym's 2000 Annual Meeting is held and Tech-Sym does not receive notice prior to September 18, 2000, of any matters to be raised by stockholders, the persons named in Tech-Sym's proxy cards for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

                              INDEPENDENT AUDITORS

      Tech-Sym's financial statements for the year ended December 31, 1999, have been audited by PricewaterhouseCoopers LLP, independent auditors.

      Representatives of PricewaterhouseCoopers will have an opportunity to make a statement at the special meeting and will be available at the special meeting to answer appropriate questions asked by Tech-Sym stockholders.

                                  OTHER MATTERS

      As of the date of this proxy statement, the board of directors does not intend to bring any other business before the special meeting of Tech-Sym stockholders and, so far as is known to the board of directors, no matters are to be brought before the special meeting except as specified in the notice of special meeting. However, as to any other business that may properly come before the special meeting, the proxy holders intend to vote the proxies in respect thereof in accordance with the recommendation of the board of directors and the Special Committee.

                       WHERE YOU CAN FIND MORE INFORMATION

      Tech-Sym files annual, quarterly and current reports, proxy statements and other information with the SEC. The annual reports include Tech-Sym's audited financial statements. You may read and copy any reports, statements or other information that Tech-Sym files at the SEC's public reference rooms which are located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials are also available from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. Copies of such materials may also be accessed through the SEC Internet web site at http://www.sec.gov. Once the Merger is completed, Tech-Sym will no longer be subject to the reporting requirements of the Exchange Act. You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares of Tech-Sym common stock at the special meeting. Tech-Sym has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated August 11, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to stockholders will not create any implication to the contrary.

                                   APPENDIX A

                          Agreement and Plan of Merger

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      INTEGRATED DEFENSE TECHNOLOGIES, INC.

                              T-S ACQUISITION CORP.

                                       AND

                              TECH-SYM CORPORATION

                            DATED AS OF JUNE 27, 2000

                                TABLE OF CONTENTS

ARTICLE I      THE MERGER....................................................A-1
   Section 1.1.   The Merger.................................................A-1
   Section 1.2.   Closing....................................................A-1
   Section 1.3.   Effective Time.............................................A-1
   Section 1.4.   Effect of the Merger.......................................A-2
   Section 1.5.   Articles of Incorporation and Bylaws.......................A-2
   Section 1.6.   Directors and Officers.....................................A-2

ARTICLE II     EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT
               CORPORATIONS; EXCHANGE OF CERTIFICATES........................A-2
   Section 2.1.   Effect on Stock............................................A-2
   Section 2.2.   Exchange of Certificates...................................A-2
   Section 2.3.   Employee and Director Stock Options........................A-4

ARTICLE III    SHAREHOLDER APPROVAL..........................................A-4
   Section 3.1.   Shareholder Approval.......................................A-4

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF TARGET......................A-4
   Section 4.1.   Organization, Qualification, Etc...........................A-4
   Section 4.2.   Capitalization.............................................A-4
   Section 4.3.   Corporate Authority Relative to this Agreement; No
                   Violation.................................................A-5
   Section 4.4.   Reports and Financial Statements...........................A-6
   Section 4.5.   No Undisclosed Liabilities.................................A-6
   Section 4.6.   No Violation of Law........................................A-6
   Section 4.7.   Environmental Laws and Regulations.........................A-6
   Section 4.8.   Employee Benefit Matters...................................A-7
   Section 4.9.   Absence of Certain Changes or Events.......................A-8
   Section 4.10.  Investigations; Litigation.................................A-9
   Section 4.11.  Proxy Statement............................................A-9
   Section 4.12.  Certain Business Practices.................................A-9
   Section 4.13.  Lack of Ownership of Acquiror Common Shares................A-9
   Section 4.14.  Tax Matters................................................A-9
   Section 4.15.  Opinion of Financial Advisor..............................A-10
   Section 4.16.  Required Vote of Target Stockholders......................A-10
   Section 4.17.  Intellectual Property.....................................A-10
   Section 4.18.  Severance Payments........................................A-10
   Section 4.19.  Title to Properties.......................................A-10
   Section 4.20.  Board Recommendation......................................A-11

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB...........A-11
   Section 5.1.   Organization, Qualification, Etc..........................A-11
   Section 5.2.   Corporate Authority Relative to this Agreement; No
                   Violation................................................A-11
   Section 5.3.   Litigation................................................A-11
   Section 5.4.   Proxy Statement...........................................A-11
   Section 5.5.   Lack of Ownership of Target Common Stock..................A-12
   Section 5.6.   No Required Vote of Acquiror Shareholders.................A-12
   Section 5.7.   No Financing Necessary....................................A-12

ARTICLE VI     COVENANTS AND AGREEMENTS.....................................A-12
   Section 6.1.   Conduct of Business by Target.............................A-12
   Section 6.2.   Investigation.............................................A-13
   Section 6.3.   Cooperation...............................................A-14
   Section 6.4.   Employee Benefit Plans....................................A-14
   Section 6.5.   Filings; Other Action.....................................A-14
   Section 6.6.   Further Assurances........................................A-14

   Section 6.7.   Anti-takeover Statute.....................................A-14
   Section 6.8.   No Solicitation by Target.................................A-15
   Section 6.9.   Public Announcements......................................A-16
   Section 6.10.  Indemnification of Directors and Officers.................A-16
   Section 6.11.  Additional Reports........................................A-17
   Section 6.12.  Accounting Treatment......................................A-17
   Section 6.13.  Update Disclosure: Breaches...............................A-17

ARTICLE VII    CONDITIONS TO THE MERGER.....................................A-17
   Section 7.1.   Conditions to Each Party's Obligation to Effect the
                   Merger...................................................A-17
   Section 7.2.   Conditions to Obligations of Target to Effect the Merger..A-18
   Section 7.3.   Conditions to Obligations of Acquiror to Effect the
                   Merger...................................................A-18

ARTICLE VIII   TERMINATION, WAIVER, AMENDMENT AND CLOSING...................A-18
   Section 8.1.   Termination or Abandonment................................A-18
   Section 8.2.   Termination Fee...........................................A-19

ARTICLE IX     MISCELLANEOUS................................................A-20
   Section 9.1.   Non-Survival of Representations and Warranties............A-20
   Section 9.2.   Expenses..................................................A-20
   Section 9.3.   Counterparts: Effectiveness...............................A-20
   Section 9.4.   Governing Law.............................................A-20
   Section 9.5.   Notices...................................................A-20
   Section 9.6.   Assignment; Binding Effect................................A-21
   Section 9.7.   Severability..............................................A-21
   Section 9.8.   Miscellaneous.............................................A-21
   Section 9.9.   Headings..................................................A-21
   Section 9.10.  Subsidiaries: Significant Subsidiaries; Affiliates........A-21
   Section 9.11.  Finders or Brokers........................................A-21
   Section 9.12.  Amendment.................................................A-21
   Section 9.13.  Waiver....................................................A-22
   Section 9.14.  Third Party Beneficiaries.................................A-22

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER, dated as of June 27, 2000 (this "Agreement"), is among INTEGRATED DEFENSE TECHNOLOGIES, INC. ("Acquiror"), T-S ACQUISITION CORP. ("Sub"), and TECH-SYM CORPORATION ("Target").

      WHEREAS, Target is a corporation duly organized and existing under the laws of the State of Nevada, Acquiror is a corporation duly organized and existing under the laws of Delaware and Sub is a corporation duly organized and existing under the laws of the State of Nevada and is a wholly-owned subsidiary of Acquiror;

      WHEREAS, the Board of Directors of Target has established a special committee of the Board of Directors (the "Special Committee") to consider proposals to sell Target and to take any and all action to approve and effectuate the sale of Target;

      WHEREAS, the Boards of Directors of Acquiror and Sub and the Special Committee of the Board of Directors of Target have approved and have declared advisable the merger of Sub with and into Target (the "Merger"), upon the terms and subject to the conditions set forth herein, whereby each issued and outstanding share of the common stock, par value $0.01 per share, of Target ("Target Common Stock") not owned directly by Target or Acquiror will be converted into the right to receive cash of $30.00;

      WHEREAS, for financial accounting purposes, the parties acknowledge that the Merger will be accounted for as a purchase;

      WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger; and

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

      Section 1.1. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Chapter 92A of the Nevada Revised Statutes ("Nevada Law"), Sub shall be merged with and into Target at the Effective Time (as defined in Section 1.3). Following the Effective Time, the separate corporate existence of Sub shall cease and Target shall be the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Nevada.

      Section 1.2. CLOSING. The closing of the Merger (the "Closing") will take place at such time and date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII, unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Target in the city of Houston, Texas or as otherwise agreed to by the parties hereto.

      Section 1.3. EFFECTIVE TIME. Subject to the provisions of this Agreement and in accordance with Nevada Law, as soon as practicable on the Closing Date, the parties shall file Articles of Merger (the "Articles of Merger") with the Secretary of State of the State of Nevada, in such form as required by, and executed and acknowledged in accordance with the relevant provisions of, Nevada Law. The Merger shall become effective at the later of the date of filing of the Articles of Merger or at such time within 90 days of the date of filing as is specified in the Articles of Merger (the "Effective Time").

      Section 1.4. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the properties, rights, privileges, powers and franchises of Sub and Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and Target shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 1.5. ARTICLES OF INCORPORATION AND BYLAWS. At the Effective Time:

            (a) the articles of incorporation of the Surviving Corporation shall be amended and restated to adopt the articles of incorporation of Sub, as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law.

            (b) the bylaws of the Surviving Corporation shall be amended and restated to adopt the bylaws of Sub, as in effect immediately prior to the Effective Time until thereafter changed or amended as provided therein or by applicable law.

      Section 1.6. DIRECTORS AND OFFICERS The directors and officers of Sub immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation until their respective successors are duly elected and qualified (or their earlier resignation or removal), as the case may be.

                                   ARTICLE II
       EFFECT OF THE MERGER ON THE STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

      Section 2.1. EFFECT ON STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of Sub, Target or the holders of any securities of Target or Sub:

            (a) CANCELLATION OF TARGET-OWNED STOCK AND ACQUIROR-OWNED STOCK. Each share of Target Common Stock that is owned directly by Target as treasury stock or by Acquiror shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (b) CONVERSION OF TARGET COMMON STOCK Subject to Section 2.2(f), each share of Target Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(a)) shall be converted into the right to receive $30.00 in cash (the "Merger Consideration"). As of the Effective Time, all such shares of Target Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding Target Common Shares (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive cash in an amount equal to the product that is obtained by multiplying (A) the Merger Consideration by (B) the whole number of shares of Target Common Stock surrendered.

            (c) CONVERSION OF COMMON STOCK OF SUB. Each issued and outstanding share of common stock, par value $0.01 per share, of Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

      Section 2.2. EXCHANGE OF CERTIFICATES.

            (a) EXCHANGE AGENT. As of the Effective Time, Acquiror shall deliver (or cause to be delivered) to Continental Stock Transfer & Trust Company, or another bank or trust company designated by it (the "Exchange Agent"), for the benefit of the holders of shares of Target Common Stock for exchange in accordance with this Article II, funds SUFFICIENT to make payment of the Merger Consideration payable pursuant to Section 2.1(b). Such funds, referred to in the preceding sentence, are hereafter referred to as the "Exchange Fund".

            (b) NOTICE OF EXCHANGE. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the Merger Consideration pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Acquiror and Target may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

            (c) EXCHANGE PROCEDURES. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a check payable to the order of such holder representing payment of the Merger Consideration for each share of Target Common Stock evidenced by the Certificate surrendered and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Target Common Stock which is not registered in the transfer records of Target, cash may be paid to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

            (d) NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK All Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Target Common Stock theretofore represented by such Certificates. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

            (e) TERMINATION OF EXCHANGE FUND Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Acquiror, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Acquiror for payment of their claim for Merger Consideration.

            (f) NO LIABILITY. None of Acquiror, Target, Sub or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority) any such Merger Consideration shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (g) INVESTMENT OF EXCHANGE FUND. The Exchange Agent shall invest the Exchange Fund, as directed by Acquiror, on a daily basis. Any interest and other income resulting from such investments shall be paid to Acquiror.

            (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against Acquiror, Surviving Corporation or the Exchange Agent with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to this Agreement.

      Section 2.3. EMPLOYEE AND DIRECTOR STOCK OPTIONS. At the Effective Time, automatically and without any action on the part of the holder thereof, each option (a "Target Plan Option") to purchase shares of Target Common Stock granted under the Target Stock Option Plans (as defined in Section 4.2(c)) which remains as of such time unexercised in whole or in part shall be cancelled, and each holder of a Target Plan Option (whether or not such Target Plan Option is then vested or exercisable) shall be entitled to receive from the Surviving Corporation for each Target Plan Option an amount in cash, without interest, equal to the amount determined by multiplying (A) the number of shares of Target Common Stock subject to such Target Plan Option by (B) the positive difference, if any, obtained by subtracting the option exercise price for such Target Plan Option from the Merger Consideration. Promptly after the Effective Time, the Surviving Corporation shall pay to such holder of a Target Plan Option an amount determined in accordance with the preceding sentence.

                                  ARTICLE III
                              SHAREHOLDER APPROVAL

      Section 3.1. SHAREHOLDER APPROVAL. Target shall call and hold a meeting of its stockholders (the "Target Meeting") as promptly as practicable for the purposes of obtaining the approval of the Merger and this Agreement by the stockholders of Target required under Nevada Law (the "Target Stockholder Approval").

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF TARGET

      Target represents and warrants to Acquiror and Sub that:

      Section 4.1. ORGANIZATION, QUALIFICATION, ETC Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Target. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to Target means such state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on the financial condition of Target and its Subsidiaries, taken as a whole, after taking into account any positive facts, events, changes or effects that may occur after the date of this Agreement. A Material Adverse Effect shall not be deemed to include (i) any material adverse change affecting the United States economy generally or the results of operations or business prospects of Target or its Subsidiaries after the date of this Agreement, (ii) any failure to have accepted, or any delay in the expected acceptance date of, any proposal or bid made by Target or any of its Subsidiaries with respect to new business prospects or (iii) any change in the market price of the Target Common Stock. The copies of Target's Articles of Incorporation and Bylaws which have been delivered to Acquiror are complete and correct and in full force and effect on the date hereof. Each of Target's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Target.

      Section 4.2. CAPITALIZATION.

            (a) The authorized stock of Target consists of 20,000,000 shares of Target Common Stock and 2,000,000 shares of preferred stock, par value $0.01 per share ("Target Preferred Stock"). As of June 23, 2000, 5,796,451 shares of Target Common Stock, exclusive of 2,354,280 treasury shares, and no shares of Target Preferred Stock were issued and outstanding Except for the issuance of shares of Target Common Stock pursuant to the Target Stock Option Plans, since March 31, 2000, no shares of Target Common Stock or Target Preferred Stock have been issued. All the outstanding shares of

      Target Common Stock have been validly issued and are fully paid and non-assessable.

            (b) Target is not a party to, nor is aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any class or series of its capital stock, or any agreement or arrangement providing for registration rights with respect to any capital stock or other securities of Target.

            (c) As of the date hereof, there were outstanding options to purchase an aggregate of 843,320 shares of Target Common Stock under the Target Corporation 1990 Stock Option Plan and 1998 Equity Incentive Plan (collectively, the "Target Stock Option Plans"), all of which are set forth on Schedule 4.2(c). Other than as set forth in this Section 4.2 and on Schedule 4.2(c), there are not now, and at the Effective Time there will not be, any (i) shares of capital stock or other equity securities of Target outstanding other than Target Common Stock issuable pursuant to the exercise of the stock options described in this Section 4.2(c), (ii) other outstanding awards under the Target Stock Option Plans, or (iii) outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of Target, or contracts, understandings or arrangements to which Target is a party, or by which it is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of its capital stock.

            (d) Except as set forth on Schedule 4.2(d)(i), all outstanding shares of capital stock of Target's Subsidiaries (i) are owned by Target or a wholly owned Subsidiary of Target, free and clear of all liens, charges, encumbrances, adverse claims and options of any nature, (ii) were duly authorized and validly issued and are fully paid and nonassessable, and (iii) have not been issued in violation of any preemptive rights. Except as set forth on Schedule 4.2(d)(ii), there are not now, and at the Effective Time there will not be, any outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of any Subsidiary of Target, or contracts, understandings or arrangements to which Target or any Subsidiary of Target is a party, or by which any of them is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, or securities or rights convertible into or exchangeable for, any additional shares of capital stock of any Subsidiary of Target. There are not now, and at the Effective Time there will not be, any outstanding contractual obligations of Target or any Subsidiary of Target to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests of any such Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity.

            (e) Except for the Subsidiaries of Target set forth on Schedule 4.2(e) hereto, Target does not, directly or indirectly, own of record or beneficially, or have the right or obligation to acquire, any outstanding securities or other interest in any corporation, partnership, joint venture or other entity.

      Section 4.3. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION. Target has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Special Committee of Target and, except for the approval and adoption of this Agreement and the Merger by the stockholders of Target, no other corporate proceedings on the part of Target are necessary to authorize this Agreement and the transactions contemplated hereby. The Special Committee of Target has determined that the transactions contemplated by this Agreement are in the best interest of Target and its stockholders. This Agreement has been duly and validly executed and delivered by Target and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Target, enforceable against Target in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Except as set forth on Schedule 4.3, Target is not subject to or obligated under any charter, bylaw or contract provision or any licenses, franchise or permit, or subject to any order or decree, which would be breached or violated by its executing or carrying out this Agreement. Other than in connection with or in compliance with the provisions of Nevada Law, the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (collectively, the "Target Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Target of the transactions contemplated by this Agreement.

      Section 4.4. REPORTS AND FINANCIAL STATEMENTS Target has timely filed all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that it has been required to file with the SEC under the Securities Act and the Exchange Act since January 1, 1997. All reports, registration statements and other filings (including all notes, exhibits and schedules thereto and documents incorporated by reference therein) filed by Target with the Securities and Exchange Commission (the "SEC") since January 1, 1997 through the date of this Agreement, together with any amendments thereto, are collectively referred to as the "Target SEC Reports." As of the respective dates of their filing with the SEC, the Target SEC Reports complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including any related notes or schedules) included in the Target SEC Reports was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto) and complied with the rules and regulations of the SEC, and such consolidated financial statements fairly present the consolidated financial position of Target and its Subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments on a basis consistent with past periods).

      Section 4.5. NO UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.5, neither Target nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except (a) liabilities or obligations reflected in any of the Target SEC Reports, (b) liabilities incurred after March 31, 2000 in the ordinary course of business consistent with past practices, (c) the obligation to pay fees and expenses of Target's attorneys and accountants and of Quarterdeck Investment Partners, Inc. relating to the transactions contemplated by this Agreement and
(d) liabilities or obligations which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target.

      Section 4.6. NO VIOLATION OF LAW. The businesses of Target and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any governmental body or authority (provided that no representation or warranty is made in this Section 4.6 with respect to Environmental Laws (as hereinafter defined)) except (a) as described in any of the Target SEC Reports and (b) for violations or possible violations which would not have, or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target and its Subsidiaries.

      Section 4.7. ENVIRONMENTAL LAWS AND REGULATIONS. Except as set forth on
Schedule 4.7 or as, in the aggregate, have not had or would not reasonably be expected to have a Material Adverse Effect on Target and its Subsidiaries, (i) have obtained all applicable permits, licenses and other authorizations which are required under foreign, federal, state or local laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes by Target or its Subsidiaries (or their respective agents); (ii) are in compliance with all terms and conditions of such required permits, licenses and authorizations, and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirement, obligations, schedules and timetables contained in such laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder; and (iii) as of the date hereof, are not aware of nor have received written notice of any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding, based on or resulting from Target's or any of its Subsidiaries' manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge or release into the environment, of any pollutant, contaminant, or hazardous or toxic material or waste.

      Section 4.8. EMPLOYEE BENEFIT MATTERS.

            (a) Target has made available to Acquiror copies of each of the following (individually, a "Target Benefit Plan," and collectively, the "Target Benefit Plans") which is sponsored, maintained or contributed to by Target or any of its Subsidiaries for the benefit of the employees of Target or any of its Subsidiaries, or has been so sponsored, maintained or contributed to within six years prior to the date of this Agreement:

                  (i) each "employee benefit plan," as such term is defined in
      Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (including, but not limited to, employee benefit plans which are not subject to the provisions of ERISA);

                  (ii) each personnel policy, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation policy, severance pay plan, policy, or agreement, deferred compensation agreement or arrangement, executive compensation or supplemental income arrangement, consulting agreement, employment agreement, and each other employee benefit plan, agreement, arrangement, program, practice, or understanding which is not described in Section 4.8(a)(i).

            (b) There has been furnished to Acquiror, with respect to each Target Benefit Plan required to file such report and description, the most recent report on Form 5500 and the summary plan description.

            (c) Neither Target nor its Subsidiaries contribute to or have an obligation to contribute to, and have not at any time within six years prior to the date of this Agreement contributed to or had an obligation to contribute to, any employee benefit plan that is subject to Section 302 of ERISA, Section 412 of the Code, or Title IV of ERISA (including, without limitation, a multi employer plan within the meaning of Section 3(37) of ERISA).

            (d) Except as otherwise set forth on Schedule 4.8 or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Target (excluding for purposes of applying the foregoing standard of materiality the representation in clause (vii) which shall not be subject to any standard of materiality):

                  (i) Target and its Subsidiaries have substantially performed all obligations, whether arising by operation of law or by contract, required to be performed by them in connection with the Target Benefit Plans, and, to the knowledge of the officers and directors of Target, there have been no defaults or violations by any other party to the Target Benefit Plans;

                  (ii) Each Target Benefit Plan has been administered and operated in substantial compliance with its governing documents and applicable law, including, where applicable, ERISA and the Code;

                  (iii) Each Target Benefit Plan intended to be qualified under
      Section 401 of the Code (A) satisfies in form the requirements of such Section except to the extent amendments are not required by law to be made until a date after the Closing Date, (B) has received a favorable determination letter from the Internal Revenue Service regarding such qualified status, (C) has not, since receipt of the most recent favorable determination letter, been amended, except for amendments for which the period for requesting a favorable determination letter has not expired, and (D) has not been operated in a way that would adversely affect its qualified status;

                  (iv) There are no actions, suits, or claims pending (other than routine claims for benefits) or, to the knowledge of the officers and directors of Target, threatened against, or with respect to, any of the Target Benefit Plans or their assets;

                  (v) No act, omission or transaction has occurred which would result in imposition on Target or any of its Subsidiaries of (A) breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (1) of Section 502 of ERISA, or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code;

                  (vi) There is no matter pending (other than routine qualification determination filings) with respect to any of the Target Benefit Plans before any governmental authority;

                  (vii) With respect to any employee benefit plan within the meaning of Section 3(3) of ERISA, which is not a Target Benefit Plan but which is sponsored, maintained, or contributed to, or has been sponsored, maintained, or contributed to within six years prior to the date of this Agreement, by Target or any corporation, trade, business, or entity under common control with Target, within the meaning of Section 414(b), (c),
      (m), or (o) of the Code or Section 4001 of ERISA ("Target Commonly Controlled Entity"), (A) no withdrawal liability, within the meaning of
      Section 4201 of ERISA, has been incurred, which withdrawal liability has not been satisfied, (B) no liability to the Pension Benefit Guaranty Corporation has been incurred by any Target Commonly Controlled Entity, which liability has not been satisfied, (C) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (D) all contributions (including installments) to such plan required by Section 302 of ERISA and Section 412 of the Code have been timely made; and

                  (viii)The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (A) require Target or any of its Subsidiaries to make a larger contribution to, or pay greater benefits or provide other rights under, any Target Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, or (B) except as provided in Section 6.4, create or give rise to any additional vested rights or service credits under any Target Benefit Plan.

            (e) Except as otherwise set forth in Schedule 4.8 or as will be provided to Acquiror prior to the Closing Date, neither Target nor any of its Subsidiaries is a party to any agreement, nor has any such entity established any policy or practice, requiring it to make a payment or provide any other form of compensation or benefit to any person performing services for such entity upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

            (f) In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or other property, acceleration of benefits, or provisions of other rights have or will be made hereunder, under any agreement contemplated herein, or under the Target Benefit Plans that would be reasonably likely to result in imposition of the sanctions imposed under Sections 2806 and 4999 of the Code, whether or not some other subsequent action or event would be required to cause such payment, acceleration, or provision to be triggered.

      Section 4.9. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 2000, except as contemplated by this Agreement, except as disclosed in the Target SEC Reports or as set forth in Schedule 4.9 and except as permitted pursuant to
Section 6.1, Target and its Subsidiaries have conducted their business only in the ordinary and usual course, and there has not been (i) any Material Adverse Effect on Target; (ii) any material change by Target in its accounting methods, principles or practices; (iii) any revaluation by Target or any of its Subsidiaries of any of their respective assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (iv) any entry by Target or any of its Subsidiaries into any commitment or transaction material to Target and its Subsidiaries, taken as a whole; (v) any declaration, setting aside or payment of any dividends or distributions in respect of Target Common Stock or any redemption, purchase or other acquisition of any of its securities or any securities of any of its Subsidiaries; (vi) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Target and its Subsidiaries, taken as a whole; (vii) any increase in indebtedness for borrowed money other than an increase as a result of borrowings incurred in the ordinary course of business; (viii) any granting of a security interest in or lien on any material property or assets of Target and its Subsidiaries, taken as a whole; or (ix) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or any other increase in the compensation payable or to become payable to any officers or key employees of Target or any of its Subsidiaries other than those that are required under existing contractual arrangements.

      Section 4.10. INVESTIGATIONS; LITIGATION. Except as described in any of the Target SEC Reports or as set forth in Schedule 4.10, and except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on Target:

            (a) no investigation or review by any governmental body or authority with respect to Target or any of its Subsidiaries is pending nor has any governmental body or authority notified Target in writing of an intention to conduct the same; and

            (b) there are no actions, suits or proceedings pending (or, to the knowledge of Target's officers and directors, threatened) against or affecting Target or its Subsidiaries, or any of their respective properties at law or in equity, or before any federal, state, local or foreign governmental body or authority.

      Section 4.11. PROXY STATEMENT. None of the information with respect to Target or its Subsidiaries to be included in the proxy statement (the "Proxy Statement") to be furnished in connection with the Target Meeting (as defined in
Section 3.1), at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Target with respect to information supplied in writing by Acquiror or any affiliate of Acquiror specifically for inclusion in the Proxy Statement.

      Section 4.12. CERTAIN BUSINESS PRACTICES. None of Target, or any of its Subsidiaries or any director, officer or employee of Target, or any of its Subsidiaries has, in furtherance of any business of Target: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity or (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the "FCPA").

      Section 4.13. LACK OF OWNERSHIP OF ACQUIROR COMMON SHARES. None of Target nor any of its Subsidiaries own any Acquiror Common Shares or other securities convertible into Acquiror Common Shares.

      Section 4.14. TAX MATTERS. Except as set forth in Section 4.14, (a) all federal, state, local and foreign Tax Returns required to be filed by or on behalf of Target, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which Target or any of its Subsidiaries (i) is a member (a "Current Target Group") or (ii) has been a member within six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period which includes Target or any of its Subsidiaries and which ends on a date within the last six years (a "Past Target Group", together with Current Target Groups, an "Target Affiliated Group") have been timely filed, and all such Tax Returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in such filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on Target. All Taxes due and owing by Target, any Subsidiary of Target or any Target Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on Target. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Target, any Subsidiary of Target or any Target Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on Target. All assessments for Taxes due and owing by Target, any Subsidiary of Target or any Target Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of this Agreement, Target will provide Acquiror with written schedules of (i) the taxable years of Target for which the statutes of limitations with respect to federal income Taxes, have not expired, and (ii) with respect to federal income Taxes those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. Target and each of its Subsidiaries has complied with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on Target.

      For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      Section 4.15. OPINION OF FINANCIAL ADVISOR. The Special Committee of Target has received the opinion of Quarterdeck Investment Partners, Inc., dated the date of this Agreement, a copy of which will be provided to Acquiror prior to the Closing Date, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Target's stockholders from a financial point of view.

      Section 4.16. REQUIRED VOTE OF TARGET STOCKHOLDERS. The affirmative vote of the holders of a majority of the Target Common Stock present in person or by proxy at a duly called meeting of stockholders at which a quorum is present is the only vote of the holders of any class or series of capital stock of Target required to approve the Merger and this Agreement. No other vote of the stockholders or directors of Target is required by law, the Articles of Incorporation or Bylaws of Target or otherwise in order for Target to consummate the Merger and the transactions contemplated hereby.

      Section 4.17. INTELLECTUAL PROPERTY. Target and its Subsidiaries own, or hold licenses under or otherwise have the right to use or sublicense, all foreign and domestic patents, trademarks (common law and registered), trademark registration applications, service marks (common law and registered), service mark registration applications, trade names and copyrights, copyright applications, trade secrets, know-how and other proprietary information as Target reasonably believes are necessary for the conduct of the business of Target and its Subsidiaries as currently conducted. Neither Target nor any of its Subsidiaries is currently in receipt of any notice of infringement or notice of conflict with the asserted rights of others in any patents, trademarks, service marks, trade names, trade secrets and copyrights owned or held by other persons, except, in each case, for matters that could not reasonably be expected to have a Material Adverse Effect on Target. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate or breach the terms of or cause any cancellation of any material license held by Target or any of its Subsidiaries under, any patent, trademark, service mark, trade name, trade secret or copyright.

      Section 4.18. SEVERANCE PAYMENTS. Except as set forth in Schedule 4.18, none of Target nor any of its Subsidiaries will owe a severance payment or similar obligation to any of their respective employees, officers or directors as a result of the Merger or the transactions contemplated by this Agreement, nor will any of such persons be entitled to severance payments or other benefits as a result of the Merger or the transactions contemplated by this Agreement in the event of the subsequent termination of their employment.

      Section 4.19. TITLE TO PROPERTIES. Target and its Subsidiaries, individually or together, have good and marketable title to all of the properties reflected in Target's consolidated balance sheet as of March 31, 2000 (the "Consolidated Balance Sheet"), other than any properties reflected in Target's Consolidated Balance Sheet that (i) have been sold or otherwise disposed of since the date of Target's Consolidated Balance Sheet in the ordinary course of business consistent with past practice or (ii) are not, individually or in the aggregate, material to Target and its Subsidiaries, taken as a whole, free and clear of security interests or liens, other than liens the existence of which is set forth in Schedule 4.19 or is reflected in Target's Consolidated Financial Statements, other than mechanics' and materialmen's liens and other liens and encumbrances that would not significantly interfere with the current use of such properties or that would not materially detract from their value. Target and its Subsidiaries, individually or together, hold under valid lease agreements all real and personal properties reflected in Target's Consolidated Balance Sheet as being held under capitalized leases, and all real and personal property that is subject to operating leases, and enjoy peaceful and undisturbed possession of such properties under such leases, other than (i) any properties as to which such leases have expired in accordance with their terms without any liability of any party thereto since the date of Target's

Consolidated Balance Sheet and (ii) any properties that, individually or in the aggregate, are not material to Target and its Subsidiaries, taken as a whole. Neither Target nor any of its Subsidiaries has received any written notice of any adverse claim to the title to any properties owned by them or with respect to any lease under which any properties are held by them, other than any claims that, individually or in the aggregate, would not have a Material Adverse Effect on Target.

      Section 4.20. BOARD RECOMMENDATION. As of the date of this Agreement, the Special Committee has recommended that the stockholders of Target vote for the adoption of this Agreement, subject to Section 6.8.

                                   ARTICLE V
               REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB

      Acquiror and Sub represent and warrant to Target that:

      Section 5.1. ORGANIZATION, QUALIFICATION, ETC. Acquiror is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. The copies of Acquiror's Certificate of Incorporation and Bylaws and Sub's Articles of Incorporation and Bylaws, which have been delivered to Target, are complete and correct and in full force and effect on the date hereof.

      Section 5.2. CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT; NO VIOLATION. Each of Acquiror and Sub has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Acquiror and the Board of Directors of Sub and no other corporate proceedings on the part of Acquiror or Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Acquiror and Sub and, assuming this Agreement constitutes a valid and binding Agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Acquiror and Sub, enforceable against each of them in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies). Neither Acquiror nor Sub is subject to or obligated under any charter, by-law or contract provision or any license, franchise or permit, or subject to any order or decree, which would be breached or violated by its execution or performance of this Agreement, except for any breaches or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. Other than in connection with or in compliance with the provisions of Nevada Law, the Exchange Act, the HSR Act and the securities or blue sky laws of the various states (collectively, the "Acquiror Required Approvals"), no authorization, consent or approval of, or filing with, any governmental body or authority is necessary for the consummation by Acquiror of the transactions contemplated by this Agreement.

      Section 5.3. LITIGATION There are no claims, suits, actions or proceedings pending or, to the knowledge of Acquiror threatened against, relating to or affecting Acquiror or any of its subsidiaries before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek to restrain or enjoin the consummation of the Merger. Neither Acquiror nor any of its subsidiaries is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator, which prohibits or restricts the consummation of the transactions contemplated by this Agreement.

      Section 5.4. PROXY STATEMENT. None of the information with respect to Acquiror or its Subsidiaries to be included in the Proxy Statement will at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Acquiror with respect to information supplied in writing by Target or any affiliate of Target specifically for inclusion in the Proxy Statement.

      Section 5.5. LACK OF OWNERSHIP OF TARGET COMMON STOCK. Neither Acquiror nor any of its Subsidiaries owns any shares of Target Common Stock or other securities convertible into shares of Target Common Stock.

      Section 5.6. NO REQUIRED VOTE OF ACQUIROR SHAREHOLDERS No vote of the shareholders of Acquiror is required by law or the Certificate of Incorporation of Acquiror or otherwise in order for Acquiror to consummate the Merger and the transactions contemplated hereby.

      Section 5.7. NO FINANCING NECESSARY. Acquiror has sufficient funds available to it under existing credit arrangements or otherwise to pay the Merger Consideration pursuant to this Agreement without obtaining any consent, waiver or amendment of any agreement or instrument to which it is a party or is bound.

                                   ARTICLE VI
                            COVENANTS AND AGREEMENTS

      It is further agreed as follows:

      Section 6.1. CONDUCT OF BUSINESS BY TARGET. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 8.1 (the "Termination Date"), and except as may be agreed to by the other parties hereto in writing or as may be expressly permitted pursuant to this Agreement, Target:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                  (ii) shall use commercially reasonable efforts to preserve, and shall cause each of its Subsidiaries to use commercially reasonable efforts to preserve, intact its business organizations and goodwill, keep available the services of its officers and employees as a group, subject to changes in the ordinary course, and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with them;

                  (iii) shall confer at such times as Acquiror may reasonably request with one or more representatives of Acquiror to report operational matters and the status of ongoing operations;

                  (iv) shall notify Acquiror of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries' respective properties and of any complaints, investigations or hearings (or communications indicating that the same may be contemplated) of any governmental body or authority if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on Target;

                  (v) shall not authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock;

                  (vi) shall not, and shall not permit any of its Subsidiaries to, enter into or amend any employment, severance or similar agreements or arrangements with any of their respective directors or executive officers;

                  (vii) except as set forth on Schedule 6.1(vii), shall not, and shall not permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the Merger), or, other than in the ordinary course of business and in any case subject to (iii) above, any acquisition of any assets or securities, any disposition of any amount of assets or securities or any release or relinquishment of any contract rights;

                  (viii) shall not propose or adopt any amendments to its Articles of Incorporation or Bylaws;

                  (ix) except as set forth on Schedule 6.1(ix), shall not, and shall not permit any of its Subsidiaries to, issue any shares of their capital stock, or effect any stock split or otherwise change its capitalization as it existed on March 31, 2000, except as contemplated herein and except for the issuance of Target Common Stock with respect to the exercise of options outstanding on March 31, 2000 under the Target Stock Option Plans in accordance with the terms on the date thereof;

                  (x) except as set forth on Schedule 6.1(x), shall not, and shall not permit any of its Subsidiaries to, grant, confer or award (A) any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock or (B) any other awards under the Target Stock Option Plans except for annual automatic grants to non-employee directors in connection with Target's 2000 annual stockholders meeting;

                  (xi) shall not, and shall not permit any of its Subsidiaries to, purchase or redeem any shares of its stock;

                  (xii) except as set forth on Schedule 6.1(xii), shall not, and shall not permit any of its Subsidiaries to, amend the terms of their respective employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements in existence on the date hereof, or adopt any new employee benefit plans, programs or arrangements or any severance or similar agreements or arrangements except as contemplated by this Section 6.1 or Section 6.5;

                  (xiii) shall not, and shall not permit any of its Subsidiaries to, enter into any loan agreement except for letters of credit in the ordinary course of business;

                  (xiv) shall not, and shall not permit any of its Subsidiaries to, make any Tax election or settle or compromise any Tax liability; and

                  (xv) shall not, and shall not permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would make any representation or warranty in
      Article IV hereof untrue or incorrect; and

                  (xvi) except as set forth on Schedule 6.1(xvi), shall not, and shall not permit any of its Subsidiaries to, settle, compromise or otherwise terminate any litigation, claim or other settlement negotiation.

      Section 6.2. INVESTIGATION. Target shall afford to Acquiror and to Acquiror's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Time or the date of termination of this Agreement, to its and its Subsidiaries' plants, properties, contracts, commitments, books, and records (including but not limited to tax returns) and any report, schedule or other document filed or received by it pursuant to the requirements of federal or state securities laws and shall use their reasonable best efforts to cause their respective representatives to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

      Section 6.3. COOPERATION. Target and Acquiror shall together, or pursuant to an allocation of responsibility to be agreed upon between them:

            (a) prepare and file with the SEC as soon as is reasonably practicable the Proxy Statement, and shall use their reasonable best efforts to have the Proxy Statement cleared by the SEC under the Exchange Act;

            (b) as soon as is reasonably practicable take all such action as may be required under state blue sky or federal or state securities laws in connection with the transactions contemplated by this Agreement; and

            (c) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

      Section 6.4. EMPLOYEE BENEFIT PLANS.

            (a) The Board of Directors of Target (or a duly appointed committee thereof responsible for the administration of the Target Stock Option Plans in accordance with the terms of such plans) shall, prior to or as of the Effective Time, take all necessary actions, pursuant to and in accordance with the terms of the Target Stock Option Plans and the instruments evidencing the Target Plan Options, to provide (1) for the cancellation of the Target Plan Options upon the terms set forth in
      Section 2.3 and (2) that no consent of the holders of the Target Plan Options is required in connection with such cancellation.

            (b) To the extent permitted by applicable law, Acquiror shall cause employees of Target and its Subsidiaries to receive credit for purposes of eligibility to participate, vesting, and eligibility to receive benefits (but not benefit accrual) under any employee benefit plan, program or arrangement established or maintained by the Acquiror or the Surviving Corporation for service accrued or deemed accrued prior to the Effective Time with Target or any of its Subsidiaries, as the case may be; PROVIDED, HOWEVER, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit.

      Section 6.5. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, Target and Acquiror shall (i) promptly make their respective filings and thereafter make any other required submissions under the HSR Act,
(ii) use reasonable efforts to cooperate with one another in (A) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (B) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, and (iii) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby, including, without limitation, taking all such further action as reasonably may be necessary to resolve such objections, if any, as the Federal Trade Commission, the Antitrust Division of the Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other person may assert under relevant antitrust or competition laws with respect to the transactions contemplated hereby.

      Section 6.6. FURTHER ASSURANCES. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of Target and Acquiror shall take all such necessary action.

      Section 6.7. ANTI-TAKEOVER STATUTE. If any "fair price", "moratorium", "control share acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, each of Target and Acquiror and the members of their respective Boards of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

      Section 6.8. NO SOLICITATION BY TARGET.

            (a) Target shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Target Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Target Takeover Proposal; provided, however, that if, at any time prior to the publicly announced date of the Target Meeting (the "Target Applicable Period"), the Board of Directors of Target determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to Target's stockholders under applicable law, Target may, in response to a Target Superior Proposal (as defined in Section 6.8(b)) which did not result from a breach of this Section 6.8(a), and subject to providing prior written notice of its decision to take such action to Acquiror (the "Target Notice") and compliance with Section 6.8(c), for a period of ten business days following delivery of the Target Notice (x) furnish information with respect to Target and its subsidiaries to any person making a Target Superior Proposal pursuant to a customary confidentiality agreement (as determined by Target after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Target Superior Proposal. For purposes of this Agreement, "Target Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of Target and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of Target or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of Target or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Target or any of its subsidiaries, other than the transactions contemplated by this Agreement.

            (b) Except as expressly permitted by this Section 6.8, neither the Board of Directors of Target nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Acquiror, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Target Takeover Proposal, or (iii) cause Target to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "TARGET ACQUISITION AGREEMENT") related to any Target Takeover Proposal. Notwithstanding the foregoing, in the event that during the Target Applicable Period the Board of Directors of Target determines in good faith that there is a substantial probability that the Target Stockholder Approval will not be obtained due to the existence of a Target Superior Proposal, the Board of Directors of Target may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Target to enter into any Target Acquisition Agreement with respect to any Target Superior Proposal), but only at a time that is during the Target Applicable Period and is after the third business day following Acquiror's receipt of written notice advising Acquiror that the Board of Directors of Target is prepared to accept a Target Superior Proposal, specifying the material terms and conditions of such Target Superior Proposal and identifying the person making such Target Superior Proposal. For purposes of this Agreement, a "TARGET SUPERIOR PROPOSAL" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Target Common Stock then outstanding or all or substantially all of the assets of Target, (ii) that is otherwise on terms which the Board of Directors of Target determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to Target's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Target, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of Target, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

            (c) In addition to the obligations of Target set forth in paragraphs
      (a) and (b) of this Section 6.9, Target shall promptly advise Acquiror orally and in writing of any request for information or of any Target Takeover Proposal, the material terms and conditions of such request or Target Takeover Proposal and the identity of the person making such request or Target Takeover Proposal. Target will keep Acquiror reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Target Takeover Proposal on a daily basis or more frequently as may be reasonably requested by Acquiror.

            (d) Nothing contained in this Section 6.8 shall prohibit Target from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Target's stockholders if, in the good faith judgment of the Board of Directors of Target, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary obligations under applicable law.

      Section 6.9. PUBLIC ANNOUNCEMENTS Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media or any other party, with respect to this Agreement or any of the transactions contemplated hereby without prior consultation with the other parties as to the timing and contents of any such announcement or communications; PROVIDED, HOWEVER, that nothing contained herein shall prevent any party from (i) promptly making all filings with governmental authorities or disclosures by the stock exchange on which such party's capital stock is listed, as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or (ii) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement.

      Section 6.10. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            (a) Acquiror and the Surviving Corporation agree that the indemnification obligations set forth in Target's Articles of Incorporation and By-laws, in each case as of the date of this Agreement, shall survive the Merger (and, prior to the Effective Time, Acquiror shall cause the Certificate of Incorporation and By-laws of Sub to reflect such provisions) and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of Target or its subsidiaries.

            (b) For six years from the Effective Time, Acquiror and the Surviving Corporation shall use their best efforts to provide to the directors and officers of Target as of the date of this Agreement liability insurance protection of the same kind and scope as that provided by Acquiror's directors' and officers' liability insurance policies (copies of which have been made available to Target), with respect to claims arising from facts or events that occurred prior to the Effective Time; PROVIDED, HOWEVER, that in no event shall Acquiror be required to expend more than 150% of the amount currently expended by Acquiror (the "INSURANCE AMOUNT") to maintain or procure its current directors and offices liability insurance coverage; PROVIDED, FURTHER, that if Acquiror is unable to maintain or obtain the insurance called for by this Section 6.10, Acquiror shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount.

            (c) For six years after the Effective Time, Acquiror shall, to the fullest extent permitted under applicable Law, indemnify and hold harmless, each present and former director, officer, trustee, fiduciary, employee or agent of Target and each Subsidiary of Target and each such person who served at the request of Target or any Subsidiary of Target as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (collectively, the "INDEMNIFIED PARTIES") against all costs and expenses (including reasonable attorneys'
      fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective

      Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement). Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) Acquiror shall pay the fees and expenses of counsel selected by any Indemnified Party, which counsel shall be reasonably satisfactory to Acquiror promptly after statements therefor are received (unless Acquiror shall elect to defend such action) and (ii) Acquiror shall cooperate in the defense of any such matter.

            (d) In the event Acquiror or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person or shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then, and in each case, proper provision shall be made so that the successors and assigns of Acquiror or the Surviving Corporation, as the case may be, honor the indemnification obligations set forth in this Section 6.10.

            (e) The obligations of Acquiror and the Surviving Corporation under this Section 6.10 shall not be terminated or modified in such a manner as to adversely affect any director, officer, employee, agent or other person to whom this Section 6.10 applies without the consent of such affected director, officer, employees, agents or other persons (it being expressly agreed that each such director, officer, employee, agent or other person to whom this Section 6.10 applies shall be third-party beneficiaries of this Section 6.10).

      Section 6.11. ADDITIONAL REPORTS. Target shall furnish to Acquiror copies of any reports of the type referred to in Sections 4.4 which it files with the SEC on or after the date hereof. Target represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Target and its consolidated Subsidiaries as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

      Section 6.12. ACCOUNTING TREATMENT. The parties acknowledge that, for financial accounting purposes, the Merger shall be accounted for as a purchase transaction.

      Section 6.13. UPDATE DISCLOSURE: BREACHES. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto in writing of (i) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 6.13 shall not cure any breach of any representations or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

      Section 7.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

            (a) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits the consummation of the Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction; and

            (b) Any applicable waiting period under the HSR Act with respect to the transactions contemplated by this Agreement shall have expired or been terminated, Target shall have obtained stockholder approval of the Merger and this Agreement as required by Nevada Law and any other Target Required Approvals and Acquiror Required Approvals shall have been obtained, except where the failure to obtain such other Target Required Approvals and Acquiror Required Approvals would not have a Material Adverse Effect on Target or Acquiror, as the case may be.

      Section 7.2. CONDITIONS TO OBLIGATIONS OF TARGET TO EFFECT THE MERGER. The obligation of Target to effect the Merger is further subject to the conditions that (a) the representations and warranties of Acquiror contained herein shall be true and correct as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Acquiror, (b) Acquiror shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Effective Time and (c) Acquiror shall have delivered to Target a certificate, dated the Effective Time and signed by its Chairman of the Board and Chief Executive Officer or a Senior Vice President, certifying to the effects set forth in clauses (a) and (b) above.

      Section 7.3. CONDITIONS TO OBLIGATIONS OF ACQUIROR TO EFFECT THE MERGER. The obligation of Acquiror to effect the Merger is further subject to the conditions that (a) the representations and warranties of Target contained herein shall be true and correct as of the Effective Time with the same effect as though made as of the Effective Time except (i) for changes specifically permitted by the terms of this Agreement, (ii) that the accuracy of representations and warranties that by their terms speak as of the date of this Agreement or some other date will be determined as of such date and (iii) where any such failure of the representations and warranties in the aggregate to be true and correct in all respects would not have a Material Adverse Effect on Target, (b) Target shall have performed in all material respects all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Effective Time and, (c) Target shall have delivered to Acquiror a certificate, dated the Effective Time and signed by its respective Chairman of the Board, Chief Executive Officer and President or Senior Vice President, certifying to the effects set forth in clauses (a) and
(b) above.

                                  ARTICLE VIII
                   TERMINATION, WAIVER, AMENDMENT AND CLOSING

      Section 8.1. TERMINATION OR ABANDONMENT. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of Target:

            (a) by the mutual written consent of Target and Acquiror;

            (b) by either Target or Acquiror if the Effective Time shall not have occurred on or before December 31, 2000; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause 8.1(b) shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger on or before such date;

            (c) by either Target or Acquiror if (i) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby or (ii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable; PROVIDED, that the party seeking to terminate this Agreement pursuant to this clause 8.1(c)(ii) shall have used its reasonable best efforts to remove such injunction, order or decree;

            (d) by Acquiror if the Target Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote or consent at the Target Meeting;

            (e) by Target in accordance with Section 6.8(b); PROVIDED that, in order for the termination of this Agreement pursuant to this paragraph (e) to be deemed effective, Target shall have complied with all provisions contained in Section 6.8, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee, of Section 8.2;

            (f) Target, if Acquiror shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
      Section 7.2(a) or (b), and (ii) is incapable of being cured by Acquiror or is not cured within 30 days of notice of such breach or failure;

            (g) by Acquiror, if Target shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in
      Section 7.3(a) or (b), and (ii) is incapable of being cured by Target or is not cured within 30 days of notice of such breach or failure.

      Except as provided in Sections 8.2 and 9.2 of this Agreement, in the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, there shall be no liability on the part of Acquiror, Sub or Target or any of their respective officers or directors to the other and all rights and obligations of any party hereto shall cease, except that nothing herein shall relieve any party from liability for any misrepresentation or breach of any covenant or agreement under this Agreement.

      Section 8.2. TERMINATION FEE. In the event that, after the execution of this Agreement, a Target Takeover Proposal shall have been made known to Target or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Target Takeover Proposal and thereafter this Agreement is terminated by either Acquiror or Target pursuant to Section 8.1(b) or 8.1(d) or by Acquiror pursuant to Section 8.1(g), then Target shall promptly, but in no event later than two days after the date of such termination, pay Acquiror a fee equal to $9.0 million (the "Termination Fee") payable by wire transfer of same day funds; provided, however, that no Termination Fee shall be payable to Acquiror pursuant to this Section 8.2 unless and until within 18 months of such termination Target or any of its Subsidiaries enters into any Target Acquisition Agreement or consummates any Target Takeover Proposal (for the purposes of the foregoing proviso the terms "Target Acquisition Agreement" and "Target Takeover Proposal" shall have the meanings assigned to such terms in
Section 6.8 except that the references to 15% in the definition of "Target Takeover Proposal" in Section 6.8(a) shall be deemed to be references to 35% and "Target Takeover Proposal" shall only be deemed to refer to a transaction involving Target, or with respect to assets (including the shares of any subsidiary), of Target and its Subsidiaries, taken as a whole, and not any of its Subsidiaries alone), in which event the Termination Fee shall be payable upon the first to occur of such events. Target acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Acquiror would not enter into this Agreement; accordingly, if Target fails promptly to pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, Acquiror commences a suit which results in a judgment against Target for the fee set forth in this Section 8.2, Target shall pay to Acquiror its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

      Section 9.2. EXPENSES Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that (a)(i) the filing fees in connection with any HSR Act filing and any SEC filings and (ii) the expenses incurred in connection with the printing and mailing of the Proxy Statement, shall be shared equally by Target and Acquiror and (b) all transfer taxes shall be paid by Target.

      Section 9.3. COUNTERPARTS: EFFECTIVENESS This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

      Section 9.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the principles of conflicts of laws thereof, except that Nevada law shall apply to the Merger.

      Section 9.5. NOTICES. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 9.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section 9.5:

      To Target:

            Tech-Sym Corporation
            10500 Westoffice Drive, Suite 200
            Houston, Texas 77042-5391
            Telecopy: (713) 780-3524
            Attention: General Counsel

      with a copy (which shall not constitute notice) to:

            Brobeck, Phleger & Harrison LLP
            301 Congress, Suite 1200
            Austin, Texas 78701
            Telecopy: (512) 477-5813
            Attention: Thomas P. Mason, Esq.

      To Acquiror:

            Integrated Defense Technologies, Inc.
            c/o the Veritas Capital Fund, L.P.
            660 Madison Avenue
            New York, New York 10021
            Telecopy:  212/688-9411
            Attention:  Robert B. McKeon
      with a copy (which shall not constitute notice) to:

            Whitman Breed Abbott & Morgan LLP
            200 Park Avenue
            New York, New York 10166
            Telecopy:   212/351-3131
            Attention:  Benjamin M. Polk, Esq.

      Section 9.6. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquiror may assign this Agreement without the consent of Target (i) to any affiliate of Acquiror or (ii) for collateral security purposes to any source of financing to Acquiror, Sub or the Surviving Corporation. Any such assignment shall not reduce or eliminate any obligation or liability of Acquiror under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 9.7. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

      Section 9.8. MISCELLANEOUS. This Agreement:

            (a) and the exhibits and disclosure schedules to this Agreement and the Confidentiality Agreement, dated June 27, 2000, between Target and Acquiror, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof; and

            (b) except for the provisions of Sections 6.5, 6.11 and 9.6 hereof, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

      Section 9.9. HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

      Section 9.10. SUBSIDIARIES: SIGNIFICANT SUBSIDIARIES; AFFILIATES. References in this Agreement to "Subsidiaries" of Target or Acquiror shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by Target or Acquiror, as the case may be. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries (as defined above) which constitute "significant subsidiaries" under Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

      Section 9.11. FINDERS OR BROKERS Except for the engagement of Quarterdeck Investment Partners, Inc. by Target pursuant to the amended and restated engagement letter dated as of July 22, 1999, previously provided to Acquiror, neither Target nor any of its Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the Merger payable by Target or any of its Subsidiaries.

      Section 9.12. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that no amendment may be made which would reduce the amount or change the type of consideration into which each share of Target Common Stock shall be converted pursuant to this Agreement upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

      Section 9.13. WAIVER. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of any other party hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance by any other party with any of the agreements or conditions contained herein; PROVIDED, HOWEVER, that after the Target Stockholder Approval is obtained, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which reduces the amount or changes the form of the consideration to be delivered to the holders of Target Common Stock hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      Section 9.14. THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended or shall be construed, to confer upon or give to any person any rights or remedies under or by reason of this Agreement, or any term, provision, condition, undertaking, warranty, representation, indemnity, covenant or agreement contained herein, other than the parties hereto and their permitted assigns and the persons intended to be provided benefits pursuant to
Section 6.4 and Section 6.10 hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                       TECH-SYM CORPORATION


                                       By: /s/ J. Michael Camp
                                       Name:   J. Michael Camp
                                       Title:  Chairman of the Board and Chief
                                               Executive Officer

                                       INTEGRATED DEFENSE TECHNOLOGIES, INC.


                                       By:  /s/ Robert B. McKeon
                                       Name:    Robert B. McKeon
                                       Title:   Chairman

                                       T-S ACQUISITION CORP.

                                       By: /s/ Robert B. McKeon
                                       Name:   Robert B. McKeon
                                       Title:  President

                                   APPENDIX B

            Fairness Opinion of Quarterdeck Investment Partners, Inc.

June 29, 2000

Special Committee of the Board of Directors and the Board of Directors Tech-Sym Corporation
10500 West Office Road

Suite 200
Houston, TX  77042-5391

Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Tech-Sym Corporation ("Tech-Sym" or the "Company") of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger dated June 27, 2000 by and between the Company and Integrated Defense Technologies, Inc. ("IDT" or the "Purchaser") and T-S Acquisition Corp. (a wholly owned subsidiary of IDT) ("Sub") (the "Agreement"). On June 27, 2000, Quarterdeck rendered its verbal opinion to the Special Committee of the Board of Directors of Tech-Sym, and is hereby issuing a written summary of such opinion which stated that as of such date, and subject to the assumptions, factors and limitations stated in its opinion and herein, the consideration to be received was fair to Tech-Sym's shareholders from a financial point of view.

According to the terms of the Agreement, T-S Acquisition Corp. will merge with Tech-Sym (the "Merger") and each issued and outstanding share of common stock of Tech-Sym not directly owned by Tech-Sym will be converted into the right to receive cash of $30.00 (the "Merger Consideration") on a date which shall be no later than the earlier of the second business day after satisfaction or waiver of certain conditions contained in the Agreement or December 31, 2000 (the "Transaction"). A Termination Fee of $9 million will be payable by Tech-Sym to Purchaser should (i) Tech-Sym terminate this Agreement and consummate a transaction with a third party for a higher amount or (ii) should the Agreement terminate as a result of a breach on Tech-Sym's part of a representation or warranty of the Agreement which remains uncured for 30 days after notice and a transaction be consummated by Tech-Sym with a third party based on a proposal received after the execution of the Agreement.

In arriving at its opinion of the fairness of the Merger Consideration offered in the Transaction, Quarterdeck has, among other things:

      (i) Reviewed the Merger Agreement and discussed with the officers of the Company the course of negotiations with Purchaser;

      (ii) Reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to Quarterdeck by the Company, taking into account (a) the growth prospects of the Company and the various market segments in which it competes, (b) the relation of projected trends to the Company's historical performance and track record of meeting its forecasts, and (c) changes in management, organization structure and management practices at certain subsidiaries;

      (iii) Met with Tech-Sym corporate office and subsidiary management regarding the business prospects, financial outlook and operating plans of each subsidiary of the Company;

      (iv) Performed a discounted cash flow analysis to analyze the present value of the future cash flow streams that the Company is expecting to generate, which included various sensitivity analyses that addressed potential effects to the Company's financial forecasts and projections and an assessment of the Company's net asset value in relation to potential value available to the shareholders;

      (v) Considered the current and historical market prices of the Tech-Sym Common Stock, as well as the limited trading volume and public float of the Tech-Sym Common Stock;

      (vi) Compared the valuation in the public market of companies similar to that of Tech-Sym and to that of its individual subsidiaries in market, product types, and size;

      (vii) Estimated the potential proceeds that could be attained by the sale of the Company's individual subsidiaries separately, based upon a discounted cash flow analysis of the future cash flow stream of each subsidiary, the comparison of the valuation in the public market of companies similar to each subsidiary, and an analysis of consideration received in sale transactions involving similar companies;

      (viii)Compared the merger consideration described in the Agreement to the proceeds holders of Tech-Sym Common Stock could potentially receive if the individual subsidiaries were sold in separate transactions, taking into consideration an analysis of the impact of corporate taxes on such transactions provided by the Company;

      (ix) Considered the number and breadth of alternative buyers or merger candidates and evaluated and assessed all offers submitted, whose possible interest in a transaction was solicited and considered by Tech-Sym since the public announcement by the Company made on December 13, 1999; and

      (x) Considered capital structure, financial support, and transactional track record of Integrated Defense Technologies, Inc.

In addition to the foregoing, Quarterdeck performed such other studies, analyses, and investigations and considered such other financial, economic and market criteria as it considered appropriate in arriving at its opinion.

In our review and analysis and in formulating its opinion, Quarterdeck has assumed and relied upon the accuracy and completeness of all of the financial information, forecasts and other information provided to it by Tech-Sym or publicly available, and has not attempted to independently verify any of such information. With respect to the financial projections and other information provided by Tech-Sym's management, Quarterdeck was advised that in management's opinion such forecasts and other information were reasonably prepared using the best currently available estimates and judgments as to the financial and operational timing and achievability thereof. Quarterdeck has assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to us. In addition, Quarterdeck has not conducted a physical inspection of the properties and facilities of the Company and has not made or obtained an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. Quarterdeck's opinion is necessarily based on the economic and market conditions and other circumstances as they exist and are evaluated by it on the date hereof.

Quarterdeck has relied on advice of the Company's legal counsel as to certain legal matters regarding the break-up fee and on advice of independent accountants to the Company as to tax matters with respect to the Company, the Merger and the Agreement. Quarterdeck has assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. Quarterdeck has further assumed that the Merger will be consummated in accordance with the terms described in the Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to Purchaser's and Sub's obligations.

It is understood that this letter is solely for the benefit and use of the Special Committee of the Board of Directors and the Board of Directors of the Company in its consideration of the Agreement and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without prior written consent or as required under applicable law or by the Securities and Exchange Commission ("SEC"). This letter may be included in the proxy statement you file with the SEC and you distribute to your shareholders with respect to the Merger. This letter does not constitute a recommendation to any shareholder to vote in favor of the Merger and should not be relied upon by any shareholder as such a recommendation. Further, this opinion addresses only the financial fairness as of the date hereof of the Merger Consideration to be received by the shareholders of the Company and it does not address any other aspect of the Merger.

As part of the firm's investment banking services, Quarterdeck engages in the valuation of businesses and their securities in connection with mergers and acquisitions involving both listed and unlisted companies and their associated securities, primarily in the aerospace, defense, information technology and communications industries. Quarterdeck has acted as financial advisor to the Company in connection with the Merger and will receive a fee for its services upon consummation of the Merger. Quarterdeck will also receive a fee from the

Company for rendering this opinion. The fee received for rendering this opinion is not contingent upon the results of the Merger. Quarterdeck has in the past provided services to the Company, as well as to Veritas Capital (a shareholder in IDT), and certain other bidders in the sale process, unrelated to the proposed merger, for which services we have received compensation.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that as of the date hereof the Merger Consideration to be received by the shareholders of the Company and by the holders of Tech-Sym stock options pursuant to the Agreement is fair, from a financial point of view, to such shareholders.

Very truly yours,



QUARTERDECK INVESTMENT PARTNERS, INC.

                              FRONT SIDE OF PROXY
--------------------------------------------------------------------------------
PROXY                         TECH-SYM CORPORATION
                       10500 WESTOFFICE DRIVE, SUITE 200
                              HOUSTON, TEXAS 77042

                        SPECIAL MEETING OF STOCKHOLDERS

                               SEPTEMBER 14, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            OF TECH-SYM CORPORATION

    The undersigned stockholder of TECH-SYM CORPORATION, a Nevada corporation (the "Company"), hereby appoints J. Michael Camp and J. Rankin Tippins, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent, and to vote as designated on the reverse side, all the shares of common stock of Tech-Sym Corporation held of record by the undersigned on August 3, 2000, at the Special Meeting of Stockholders of Tech-Sym Corporation, to be held at The Cornell Club, 6 East 44th Street, New York, New York, 10017, on September 14, 2000, at 10:00 a.m. local time and at all adjournments or postponements thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

             [X]  PLEASE MARK YOUR VOTES AS INDICATED IN THIS EXAMPLE

    THE BOARD OF DIRECTORS OF TECH-SYM CORPORATION RECOMMENDS A VOTE FOR THE AGREEMENT AND PLAN OF MERGER.

    1. Proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 27, 2000, by and among Integrated Defense Technologies, Inc., Tech-Sym Corporation and T-S Acquisition Corp., as heretofore and hereinafter amended, and the transactions contemplated thereby:

               [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN

                         (Continued and to be dated, and signed on reverse side)
--------------------------------------------------------------------------------

                               BACK SIDE OF PROXY

(Continued from other side)

THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF AND MATTERS INCIDENT TO THE CONDUCT OF THE SPECIAL MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

                                                 Date: ___________________, 2000

                                                 _______________________________
                                                           (Signature)

                                                 _______________________________
                                                    (Joint Owner's Signature)

                                                 Please sign exactly as your
                                                 name appears on proxy. When
                                                 signing as attorney, guardian,
                                                 executor, administrator or
                                                 trustee, please give title. If
                                                 the signer is a corporation,
                                                 give the full corporate name
                                                 and sign by a duly authorized
                                                 officer, showing the officer's
                                                 title. EACH joint owner is
                                                 requested to sign.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
              PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE